UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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CABELA’S INCORPORATED
(Name of Registrant as Specified In Its Charter)

Not applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 31, 2009

Dear Fellow Shareholder:

     You are cordially invited to attend our Annual Meeting of Shareholders on Tuesday, May 12, 2009, at 10:00 a.m. Mountain Time at our Corporate Headquarters, One Cabela Drive, Sidney, Nebraska 69160.

     Details of the business to be conducted at the Annual Meeting are set forth in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement. At the meeting, we also will discuss our results for the past year and answer your questions.

     We are pleased to take advantage of the Securities and Exchange Commission rule that allows us to furnish proxy materials to our shareholders over the Internet. On March 31, 2009, we mailed a Notice of Internet Availability of Proxy Materials to our shareholders of record and beneficial owners as of March 16, 2009, which contains instructions for our shareholders’ use of this process, including how to access our Proxy Statement and Annual Report and how to vote on the Internet. On the date of mailing of the notice, all shareholders and beneficial owners will have the ability to access all of the proxy materials on a website referred to in the notice. These proxy materials will be available free of charge.

     The Notice of Internet Availability of Proxy Materials also contains instructions to allow you to request copies of the proxy materials to be sent to you by mail.

     Whether or not you plan to attend the Annual Meeting, we encourage you to vote on the matters presented. You may vote your proxy via the Internet. If you request a printed copy of your proxy materials, you may also vote by telephone or by mail by signing, dating, and returning your proxy card in the envelope provided. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy.

     Thank you for your continued support and interest in Cabela’s.

Sincerely,

Dennis Highby
President and Chief Executive Officer

CABELA’S INCORPORATED
ONE CABELA DRIVE
SIDNEY, NEBRASKA 69160

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 12, 2009

     The 2009 Annual Meeting of Shareholders (the “Annual Meeting”) of Cabela’s Incorporated (the “Company”) will be held at the Company’s Corporate Headquarters, One Cabela Drive, Sidney, Nebraska 69160, on Tuesday, May 12, 2009, beginning at 10:00 a.m. Mountain Time. The purposes of the Annual Meeting are to:

1.	Elect the nine directors named in the accompanying Proxy Statement;

2.	Approve amendments to the Company’s 2004 Stock Plan to, among other things, increase the number of shares authorized for issuance thereunder;

3.	Ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2009; and

4.	Transact such other business as may properly come before the meeting or any adjournment thereof.

     Each outstanding share of the Company’s common stock entitles the holder of record at the close of business on March 16, 2009, to receive notice of, and to vote at, the Annual Meeting. Shares of the Company’s common stock can be voted at the Annual Meeting in person or by valid proxy.

     A list of all shareholders entitled to vote at the Annual Meeting will be available for examination at the Company’s Corporate Headquarters located at One Cabela Drive, Sidney, Nebraska 69160 for ten days before the Annual Meeting between 8:00 a.m. and 5:00 p.m. Mountain Time and during the Annual Meeting.

     Whether or not you plan to attend the Annual Meeting, we encourage you to vote your shares by proxy. This will ensure the presence of a quorum at the Annual Meeting. A website address with instructions on how to vote your proxy via the Internet is included on your Notice of Internet Availability of Proxy Materials. If you request a printed copy of your proxy materials, you may also vote by telephone or by mail by signing, dating, and returning your proxy card in the envelope provided. Voting now will not limit your right to change your vote or to attend the Annual Meeting.

By order of the Board of Directors,

Brent LaSure
Secretary

March 31, 2009

i

CABELA’S INCORPORATED
ONE CABELA DRIVE
SIDNEY, NEBRASKA 69160

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 12, 2009

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) from the holders of shares of common stock of Cabela’s Incorporated to be voted at the Annual Meeting of Shareholders to be held on Tuesday, May 12, 2009, at 10:00 a.m. Mountain Time, at the Company’s Corporate Headquarters, One Cabela Drive, Sidney, Nebraska 69160 (the “Annual Meeting”).

     Under the rules and regulations of the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each shareholder of record or beneficial owner of our common stock, we are furnishing proxy materials, which include our Proxy Statement and Annual Report, to our shareholders over the Internet and providing a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) by mail. You will not receive a printed copy of the proxy materials unless you request to receive these materials in hard copy by following the instructions provided in the Notice of Internet Availability. Instead, the Notice of Internet Availability will instruct you how you may access and review all of the important information contained in the proxy materials. The Notice of Internet Availability also instructs you how you may submit your proxy via the Internet. If you received a Notice of Internet Availability by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability.

     The Notice of Internet Availability was first mailed to shareholders entitled to vote at the Annual Meeting on or about March 31, 2009.

     The terms “we,” “our,” “us,” “Cabela’s,” or the “Company” refer to Cabela’s Incorporated and its subsidiaries.

VOTING INFORMATION

     What is the purpose of the Annual Meeting?

     At the Annual Meeting, shareholders will act on the matters outlined in the accompanying Notice of Annual Meeting of Shareholders. In addition, management will report on the performance of Cabela’s during fiscal 2008 and respond to questions from shareholders.

     Who may vote?

     You may vote at the Annual Meeting if you owned shares of our common stock at the close of business on March 16, 2009 (the “Record Date”). You are entitled to one vote on each matter presented at the Annual Meeting for each share of common stock you owned on the Record Date. As of the Record Date, there were 66,923,128 shares of our common stock issued and outstanding.

     Who counts the votes?

     Votes at the Annual Meeting will be tabulated by a representative of Wells Fargo Shareowner Services, who will serve as the Inspector of Elections, and the results of all items voted upon will be announced at the Annual Meeting.

     Who can attend the Annual Meeting?

     All shareholders as of the close of business on the Record Date, or their duly appointed proxies, may attend the Annual Meeting, and each may be accompanied by one guest. Registration and seating will begin at 9:30 a.m. Mountain Time. Cameras, recording devices, and other electronic devices will not be permitted at the Annual Meeting.

     Please note that if you hold your shares in “street name” (that is, through a broker or other nominee) you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date and check in at the registration desk at the Annual Meeting.

     What constitutes a quorum?

     The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the Record Date will constitute a quorum, permitting Cabela’s to conduct its business at the Annual Meeting. Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present. A “broker non-vote” occurs if you do not provide the record holder of your shares with voting instructions on a matter and the holder is not permitted to vote on the matter without instructions from you.

     What vote is required to approve each item?

     The election of directors requires a plurality of the votes cast. The affirmative vote of the holders of a majority of the common stock present in person or represented by proxy at the Annual Meeting is required for approval of the proposals to amend our 2004 Stock Plan and to ratify the appointment of the independent registered public accounting firm.

     Abstentions are not relevant to the election of directors and will have the effect of a vote against any other proposal. A broker non-vote will not be considered entitled to vote on matters as to which the brokers withhold authority; therefore, broker non-votes are not included in the tabulation of voting results. Broker non-votes are not relevant to the election of directors or the proposal to ratify the appointment of the independent registered public accounting firm. A broker non-vote on the proposal to amend our 2004 Stock Plan will have the same effect as a negative vote.

     If you participate in the Company’s 401(k) Savings Plan (the “401(k) Plan”) and have contributions invested in the Company’s common stock as of the Record Date, you will receive a Notice of Internet Availability prior to the Annual Meeting. This notice will contain instructions on how, via the Internet, you can direct the trustee of the 401(k) Plan to vote your shares of common stock held in the 401(k) Plan. If you request a printed copy of your proxy materials, you may also vote your shares of common stock held in the 401(k) Plan by telephone or by mail by signing, dating, and returning your proxy card in the envelope provided. If your proxy is not received by our transfer agent by May 7, 2009, your shares of common stock held in the 401(k) Plan will not be voted and will not be counted as present at the meeting.

     How do I vote?

     You can vote on a matter to come before the Annual Meeting in two ways:

  You can attend the Annual Meeting and cast your vote in person; or

  You can vote by proxy.

     Written ballots will be available at the Annual Meeting if you wish to vote at the Annual Meeting. However, if your shares are held in the name of your broker, bank, or other nominee, and you want to vote in person, you will need to obtain a legal proxy from the institution that holds your shares indicating that you were the beneficial owner of the shares on the Record Date.

     If you vote by proxy, we will vote your shares according to your instructions, or if you provide no instructions, according to the recommendation of the Board.

     If you choose to vote by proxy, you may do so using the Internet, or, if you request a printed copy of your proxy materials, by telephone or by mail. Each of these procedures is more fully explained below. Even if you plan to attend the Annual Meeting, the Board recommends that you vote by proxy.

     Via the Internet – Shareholders can simplify their voting by voting their shares via the Internet as instructed in the Notice of Internet Availability. Internet voting facilities for shareholders of record are available 24 hours a day and will close at 12:00 p.m. (CDT) on May 11, 2009. If you vote via the Internet, you may incur costs such as telephone and Internet access fees for which you will be responsible. If you received a proxy card in the mail but choose to vote via the Internet, you do not need to return your proxy card.

     By Telephone – The Notice of Internet Availability includes a toll-free number you can call to request printed copies of your proxy materials. The printed proxy materials include a different toll-free number you can call for voting. Telephone voting facilities for shareholders of record are available 24 hours a day and will close at 12:00 p.m. (CDT) on May 11, 2009. If you received a proxy card in the mail but choose to vote by telephone, you do not need to return your proxy card.

     By Mail – Shareholders who receive a proxy card may elect to vote by mail and should complete, sign, and date their proxy card and mail it in the pre-addressed envelope that accompanies the delivery of a proxy card. Proxy cards submitted by mail must be received by the time of the Annual Meeting in order for your shares to be voted.

     Can I revoke my proxy?

     Yes, you can revoke your proxy if your shares are held in your name by:

  Filing a written notice of revocation with our Secretary before the Annual Meeting;

  Providing subsequent Internet or telephone instructions;

  Delivering a valid proxy card bearing a later date; or

  Voting in person at the Annual Meeting.

     Who will bear the cost of this proxy solicitation?

     We will bear the cost of solicitation of proxies. This includes the charges and expenses of preparing, assembling, and mailing the Notice of Internet Availability, Proxy Statement, and other soliciting materials and the charges and expenses of brokerage firms and others for forwarding solicitation materials to beneficial owners of our outstanding common stock. Proxies will be solicited by mail, and may be solicited personally by directors, officers, or our employees, who will not receive any additional compensation for any such services.

PROPOSAL ONE –
ELECTION OF DIRECTORS

     All of our directors are subject to annual election. All of the nominees currently are directors of the Company. There is no cumulative voting, and the nine nominees receiving the most votes will be elected by a plurality.

     Unless authority is withheld, proxies will be voted for the nominees listed and, in the event any nominee is unable to serve as a director, will be voted for any substitute nominee proposed by the Board. Information concerning each director nominee is set forth below.

     Theodore M. Armstrong, 69, has been a director since December 2004. Mr. Armstrong served as Senior Vice President-Finance and Administration and Chief Financial Officer of Angelica Corporation from 1986 to his retirement in February 2004, and as a consultant to Angelica thereafter. Angelica Corporation is a leading provider of textile rental and linen management services to the U.S. healthcare market. Mr. Armstrong also serves as a member of the board of directors, and as Chairman of the audit committee, of UMB Financial Corporation.

     Richard N. Cabela, 72, founded our Company in 1961 and has served on our Board since our incorporation in 1965. Since our founding, Mr. R. Cabela has been employed by us in an executive position and has served as our Chairman since our incorporation.

     James W. Cabela, 69, is our co-founder and has served on our Board since our 1965 incorporation. Since our incorporation, Mr. J. Cabela has been employed by us in various capacities, and was our President until July 2003. Mr. J. Cabela has been a Vice Chairman since the creation of that executive position in 1996. Mr. J. Cabela is the brother of Mr. R. Cabela.

     John H. Edmondson, 65, has been a director since October 2007. Mr. Edmondson served as Chief Executive Officer and a director of West Marine, Inc., the country’s largest specialty retailer of boating supplies and accessories, from December 1998 until his retirement in January 2005. Prior to joining West Marine, he served as Chief Executive Officer of Duty Free Americas, Inc. Mr. Edmondson also serves on the board of The Vitamin Shoppe.

     John Gottschalk, 65, has been a director since July 2004. Mr. Gottschalk has served as Chairman of the Omaha World-Herald Company since 1989 and as a member of its board of directors since 1980. Mr. Gottschalk served as Chief Executive Officer of the Omaha World-Herald Company from 1989 to December 2007. The Omaha World-Herald Company publishes the Omaha World-Herald newspaper and, through its subsidiaries, owns and operates other newspapers, engages in direct marketing, and holds interests in other diversified businesses. Mr. Gottschalk also serves as a director of McCarthy Group, Pacific Mutual Holding Company, and Pacific LifeCorp.

     Dennis Highby, 60, has been our President and Chief Executive Officer and a director since July 2003. Mr. Highby has been appointed a Vice Chairman effective April 6, 2009. Mr. Highby has been employed by us since 1976 and held various management positions, including Merchandise Manager, Director of Merchandising, and Vice President. He held the position of Vice President from 1996 to July 2003.

     Reuben Mark, 70, has been a director since July 2004. Mr. Mark served as Chairman of the Board of Colgate-Palmolive Company from 1986 to December 2008. Mr. Mark served as Chief Executive Officer of Colgate-Palmolive from 1984 to July 2007. Mr. Mark joined Colgate-Palmolive in 1963 and held a series of senior management positions in the United States and overseas before being appointed Chief Executive Officer. Mr. Mark also serves as a director of Time Warner Inc.

     Michael R. McCarthy, 57, has been a director since 1996. Mr. McCarthy has served as a director and Chairman of McCarthy Group since 1986. McCarthy Group is a private equity firm. Mr. McCarthy also serves as a director of Union Pacific Corporation and Peter Kiewit Sons’, Inc.

     Thomas L. Millner, 55, has been elected our President and Chief Executive Officer and a director effective April 6, 2009. Mr. Millner was the Chief Executive Officer of Remington Arms Company, Inc. (“Remington”), a leading manufacturer of firearms and ammunition, from April 1999 until March 13, 2009, and was a director of Remington from June 1994 until March 13, 2009. From December 2008 until March 13, 2009, Mr. Millner also served as Chief Executive Officer of Freedom Group, Inc. (“Freedom Group”), a holding company which directly or indirectly owns Remington and related companies. Mr. Millner served as President of Remington from May 1994 to May 2007. Mr. Millner is also a director of Stanley Furniture Company, Inc., and Lazy Days’ R.V. Center, Inc.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” ALL OF THE NOMINEES.

CORPORATE GOVERNANCE

     The Board has developed corporate governance practices to help it fulfill its responsibility to shareholders to oversee the work of management in the conduct of the Company’s business and to seek to serve the long-term interests of shareholders. The Company’s corporate governance practices are memorialized in our Corporate Governance Guidelines (our “Governance Guidelines”) and the charters of the three committees of the Board. The Governance Guidelines and committee charters are reviewed periodically and updated as necessary to reflect changes in regulatory requirements and evolving oversight practices. These documents are available on our website at www.cabelas.com and upon request by writing to our Secretary, Cabela’s, One Cabela Drive, Sidney, Nebraska 69160.

     Board of Directors

     Effective April 6, 2009, our Board consists of nine members. Five of our directors are independent under the requirements set forth in the New York Stock Exchange (“NYSE”) listing standards and our Governance Guidelines. For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with Cabela’s. The Board has established guidelines to assist it in determining director independence, which conform to or exceed the independence requirements of the NYSE listing standards. The Board also has determined that certain relationships between Cabela’s and its directors are categorically immaterial and shall not disqualify a director or nominee from being considered independent. These independence guidelines and categorical standards are attached as Appendix A to this Proxy Statement.

      In addition to applying the independence guidelines, the Board will consider all relevant facts and circumstances in making an independence determination, and not merely from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation. The Board has determined that Messrs. Armstrong, Edmondson, Gottschalk, Mark, and McCarthy satisfy the NYSE independence requirements and Cabela’s independence guidelines. The Board also has determined that (i) Messrs. Armstrong, Edmondson, and Mark have no relationships with Cabela’s (other than being a director and shareholder), (ii) Mr. McCarthy has only an immaterial relationship with Cabela’s that falls within category iii. of the categorical standards adopted by the Board, and (iii) Mr. Gottschalk has only an immaterial relationship with Cabela’s that falls within category i. of the categorical standards adopted by the Board.

     During fiscal 2008, our Board held eight meetings and acted by written consent two times. During fiscal 2008, all of our directors attended 80% or more of the aggregate number of Board meetings and committee meetings on which they served (during the periods for which they served as such). It is the Board’s policy to encourage directors nominated for election and remaining in office to be present at annual meetings of shareholders, unless attendance would be impracticable or constitute an undue burden on such nominee or director. All directors, except Mr. R. Cabela, attended our 2008 annual meeting of shareholders.

     Our Governance Guidelines provide for the role of lead independent director (“Lead Director”). The Lead Director is selected by the independent directors on the Board to serve a one-year term as Lead Director. The Lead Director’s roles and responsibilities include: developing, with input from the other independent directors, the agenda for executive sessions involving only the independent directors; presiding over executive sessions involving only the independent directors and, at the request of the Chairman, other meetings of the Board; facilitating communication between the independent directors and the Company’s management; and approving, in consultation with the Chairman and CEO, the agenda and materials for each Board meeting. The Lead Director may, in appropriate circumstances, call meetings of the independent directors and communicate with various constituencies that are involved with the Company. Mr. McCarthy currently serves as Lead Director.

     Time is allotted at each Board meeting for an executive session involving only our independent directors. All of our non-management directors are independent. The Lead Director or, in his absence, the independent director with the most seniority on the Board who is present serves as the presiding director at each executive session.

     Committees of the Board of Directors

     The Board has three standing committees, the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. All committee members meet the independence requirements of the SEC and NYSE. The charters of these committees are available on our website at www.cabelas.com and upon request by writing to our Secretary, Cabela’s, One Cabela Drive, Sidney, Nebraska 69160. The current Chairman and members of these committees are set forth below.

	Audit	Compensation	Nominating and Corporate
Name	Committee	Committee	Governance Committee
Theodore M. Armstrong	X		X
John H. Edmondson	X		X
John Gottschalk	Chairman		X
Reuben Mark		X	Chairman
Michael R. McCarthy		Chairman	X

Audit Committee

     The Audit Committee is responsible for the oversight of our accounting, reporting, and financial control practices. The Audit Committee also reviews the qualifications of the independent registered public accounting firm, selects and engages the independent registered public accounting firm, informs our Board as to their selection and engagement, reviews the plans, fees, and results of their audits, reviews reports of management and the independent registered public accounting firm concerning our system of internal control, and considers and approves any non-audit services proposed to be performed by the independent registered public accounting firm. The Audit Committee held twelve meetings during 2008.

     The Board has determined, in its business judgment, that Messrs. Armstrong, Edmondson, and Gottschalk are independent as required by the Securities and Exchange Act of 1934, as amended, the applicable listing standards of the NYSE, and our Governance Guidelines. The Board has determined that it would be desirable for all members of the Audit Committee to be “audit committee financial experts,” as that term is defined by SEC rules, to the extent they qualify for such status. The Board has conducted an inquiry into the qualifications and experience of each member of the Audit Committee. Based on this inquiry, the Board has determined that Messrs. Armstrong, Edmondson, and Gottschalk meet the SEC’s criteria for audit committee financial experts and that each has accounting and related financial management expertise within the meaning of the listing standards of the NYSE.

Compensation Committee

     The Compensation Committee is responsible for the oversight of our compensation and benefit policies and programs, including administration of our annual bonus awards and long-term incentive plans, and the evaluation of our Chief Executive Officer (“CEO”) and other executive officers. The Compensation Committee held five meetings during 2008 and acted by written consent three times.

     The Compensation Committee’s specific responsibilities and duties are set forth in its charter and include:

  evaluating the performance of the CEO and other executive officers relative to performance goals and objectives approved by the Compensation Committee;

  setting the compensation of the CEO and other executive officers based upon the evaluation of performance;

  evaluating compensation plans, policies, and programs with respect to directors, executive officers, and certain key personnel; and

  granting awards of shares or options to purchase shares pursuant to the Company’s equity-based plans.

     The Compensation Committee’s charter provides that the Compensation Committee may form and delegate authority to subcommittees or delegate authority to individual Compensation Committee members in its discretion and shall review the actions of such subcommittees or individual Compensation Committee members as appropriate. The Compensation Committee also may delegate authority to fulfill certain administrative duties regarding the Company’s compensation programs to members of management, the Company’s Human Resources Department, or to third party administrators.

     Regarding most compensation matters, including executive compensation, our CEO and our Vice President and Chief Human Resources Officer provide recommendations to the Compensation Committee. During 2008, our CEO and our Vice President and Chief Human Resources Officer provided the Compensation Committee recommendations regarding annual base pay increases, bonus amounts, performance criteria, equity awards, and overall compensation strategy for our executive officers. Also during 2008, our CEO and our Vice President and Chief Human Resources Officer supplied the Compensation Committee with recommendations regarding (i) post-employment consulting compensation for Michael Callahan, our former Senior Vice President of Business Development and International Operations, and (ii) retention awards for Patrick A. Snyder, our Senior Vice President of Merchandising, Marketing, and Retail Operations, and Brian J. Linneman, our Senior Vice President of Global Supply Chain and Operations. Although the Compensation Committee considers information and recommendations presented by our CEO and our Vice President and Chief Human Resources Officer, it makes executive officer compensation decisions independent of the Company’s management.

     During 2008, Denver Management Advisors, Inc., an executive compensation advisory firm, was engaged by the Company to provide market data for post-employment consulting compensation in connection with the retirement of Mr. Callahan. Denver Management Advisors, Inc. was also engaged by the Company to provide market data for executive officer equity compensation.

     During 2008, Hay Group, an executive compensation advisory firm, was engaged by the Company to provide recommendations regarding retention awards for Messrs. Snyder and Linneman. Hay Group was also engaged by the Company to provide recommendations regarding equity compensation strategies.

Nominating and Corporate Governance Committee

     The Nominating and Corporate Governance Committee is responsible for the oversight of, and assisting our Board in, developing and recommending corporate governance practices and selecting the director nominees to stand for election at annual meetings of our shareholders. The Nominating and Corporate Governance Committee held six meetings during 2008.

     Report of the Audit Committee

     The Audit Committee assists the Board in its oversight of the Company’s financial statements and reporting practices. The Audit Committee operates under a written charter adopted by the Board, which describes this and the other responsibilities of the Audit Committee.

     The Audit Committee has reviewed and discussed the Company’s audited financial statements with management, which has primary responsibility for the financial statements. Deloitte & Touche LLP (“Deloitte”), the Company’s independent registered public accounting firm for 2008, is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles. The Audit Committee has discussed with Deloitte the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee has received the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence, and has discussed with Deloitte its independence.

     Based on the review and discussions referred to above, the Audit Committee (i) recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for fiscal 2008 for filing with the SEC, and (ii) appointed Deloitte as the Company’s independent registered public accounting firm for fiscal 2009. This report is provided by the following directors, who constitute the Audit Committee:

John Gottschalk (Chairman)
Theodore M. Armstrong
John H. Edmondson

     Communications with the Board of Directors

     Interested parties may contact an individual director, the Board as a group, or a specific Board committee or group, including the non-employee directors as a group, by writing to Board of Directors, c/o Secretary, Cabela’s, One Cabela Drive, Sidney, Nebraska 69160. Each interested party communication should specify the applicable addressee or addressees to be contacted, a statement of the type and amount of the securities of the Company that the person holds, if any, and the address, telephone number, and e-mail address, if any, of the person submitting the communication. The Board has instructed the Company’s Secretary to review all communications to the Board and to only distribute communications if appropriate to the duties and responsibilities of the Board. The Board has instructed the Company’s Secretary to not forward to the directors any interested party communications that he determines to be primarily commercial in nature, that relate to an improper or irrelevant topic, or that request general information about the Company.

     Concerns about our financial statements, accounting practices, or internal controls, or possible violations of Cabela’s Business Code of Conduct and Ethics, should be reported pursuant to the procedures outlined in Cabela’s Business Code of Conduct and Ethics, which is available on our website at www.cabelas.com, or by writing to Chairman of the Audit Committee, c/o Secretary, Cabela’s, One Cabela Drive, Sidney, Nebraska 69160.

     Procedures Regarding Director Candidates Recommended by Shareholders

     The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders, evaluating them using criteria similar to that used to evaluate candidates recommended by others. The Nominating and Corporate Governance Committee has not established a minimum number of shares that a shareholder must own in order to present a candidate for consideration, or a minimum length of time during which the shareholder must own its shares. Such recommendations should be made in writing to the Nominating and Corporate Governance Committee, c/o Secretary, Cabela’s, One Cabela

Drive, Sidney, Nebraska 69160, and should include a description of the qualifications of the proposed candidate. The Nominating and Corporate Governance Committee’s qualifications and specific qualities and skills required for directors are attached as Appendix B to this Proxy Statement. In addition to considering candidates suggested by shareholders, the Nominating and Corporate Governance Committee considers potential candidates recommended by current directors, officers, employees, and others. The Nominating and Corporate Governance Committee screens all potential candidates in a similar manner regardless of the source of the recommendation. The Nominating and Corporate Governance Committee’s review is typically based on any written materials provided with respect to the potential candidate as well as the Committee’s own investigation. The Nominating and Corporate Governance Committee determines whether the candidate meets the Company’s qualifications and specific qualities and skills for directors and whether requesting additional information or an interview is appropriate. It is the Committee’s policy to re-nominate incumbent directors who continue to satisfy the Committee’s criteria for membership on the Board, whom the Committee believes continue to make important contributions to the Board, and who consent to continue their service on the Board.

     The Nominating and Corporate Governance Committee also will consider whether to nominate any person nominated by a shareholder in accordance with the information and timely notice requirements set forth in Article II, Section 11 of our Amended and Restated Bylaws. You may request a copy of our Amended and Restated Bylaws by writing to our Secretary, Cabela’s, One Cabela Drive, Sidney, Nebraska 69160.

     Business Code of Conduct and Ethics and Code of Ethics

     The Board has adopted a Business Code of Conduct and Ethics applicable to all directors, officers, and employees of the Company, which constitutes a “code of ethics” within the meaning of SEC rules. A copy of our Business Code of Conduct and Ethics is available on our website at www.cabelas.com. You also may request a copy of this document by writing to our Secretary, Cabela’s, One Cabela Drive, Sidney, Nebraska 69160. We expect to disclose to shareholders any waiver of the Business Code of Conduct and Ethics for directors or executive officers by posting such information on our website at the address specified above.

EXECUTIVE OFFICERS OF THE COMPANY

     The table below sets forth certain information regarding our executive officers.

Name	Age	Position
Richard N. Cabela	72	Chairman
James W. Cabela	69	Vice Chairman
Dennis Highby	60	Vice Chairman (effective April 6, 2009)
Thomas L. Millner	55	President and Chief Executive Officer (effective April 6, 2009)
Patrick A. Snyder	54	Senior Vice President of Merchandising, Marketing, and Retail Operations
Brian J. Linneman	42	Senior Vice President of Global Supply Chain and Operations
Ralph W. Castner	45	Vice President and Chief Financial Officer, and Chairman of the Board of
		World’s Foremost Bank
Joseph M. Friebe	54	Vice President, and President and Chief Executive Officer of World’s
		Foremost Bank
Charles Baldwin	41	Vice President and Chief Human Resources Officer

     Patrick A. Snyder has been our Senior Vice President of Merchandising, Marketing, and Retail Operations since October 2007. From March 2007 to October 2007, Mr. Snyder was our Senior Vice President of Merchandising and Marketing. From July 2003 to March 2007, Mr. Snyder was our Senior Vice President of Merchandising. From 1996 to July 2003, he was Director of Merchandise for Clothing. Mr. Snyder joined us in 1981 as a Product Manager.

     Brian J. Linneman has been our Senior Vice President of Global Supply Chain and Operations since October 2007. From April 2004 to October 2007, Mr. Linneman was our Vice President and Chief Operating Officer. From July 2003 to April 2004, Mr. Linneman was our Vice President of Strategic Projects & MIS. From 2002 to July 2003, he was our Director of Strategic Projects. From 1999 to 2002, he was our Corporate Logistics Manager. Prior to joining us, Mr. Linneman was employed by United Parcel Service from 1987 to 1999, most recently as a Logistics Manager in the west region.

     Ralph W. Castner has been our Vice President and Chief Financial Officer since July 2003 and Chairman of the Board of World’s Foremost Bank, our wholly-owned bank subsidiary, since March 2006. From 2000 to July 2003, Mr. Castner was our Director of Accounting and Finance and Treasurer of World’s Foremost Bank. Prior to joining us, he was employed by First Data Corporation from 1990 to 2000, most recently as a Vice President. Prior to joining First Data Corporation, Mr. Castner was a certified public accountant with the public accounting firm of Touche Ross and Company.

     Joseph M. Friebe has been a Vice President since July 2003, Chief Executive Officer of World’s Foremost Bank since June 2006, and President of World’s Foremost Bank since May 2007. From July 2003 to June 2006, Mr. Friebe was our Vice President of Direct Marketing. From March 1996 to July 2003, he was our Director of Marketing. Prior to joining us, he worked for 13 years in the direct marketing business, most recently serving as a Vice President of The Sportsman’s Guide. Mr. Friebe began his career at Grant Thornton as a certified public accountant.

     Charles Baldwin has been our Vice President and Chief Human Resources Officer since October 2007. Mr. Baldwin joined us after a 20 year career with Wal-Mart Stores, Inc., with more than 10 years of experience in the human resources division. Mr. Baldwin served as Wal-Mart’s Vice President of Global Talent Management from 2005 to October 2007 and Vice President of Corporate People Development from 2001 to 2005.

     See “Proposal One - Election of Directors” for information concerning the business experience of Messrs. R. Cabela, J. Cabela, Highby, and Millner.

EXECUTIVE COMPENSATION

     Throughout this Proxy Statement, our CEO and CFO, as well as the other individuals included in the Summary Compensation Table on page 21, are referred to as the “named executive officers.” In the Compensation Discussion and Analysis below, the individuals listed above as executive officers of the Company, other than Richard N. Cabela and James W. Cabela, are referred to as the “executive officers.” Mr. Millner was elected an executive officer effective April 6, 2009. Information concerning our employment agreements with Messrs. R. Cabela, J. Cabela, Highby, and Millner can be found on page 25 under the heading “Employment Agreements.”

     Compensation Discussion and Analysis

Objectives of Our Compensation Programs

     Our compensation programs are intended to provide a link between the creation of shareholder value and the compensation earned by our executive officers and certain key personnel. The objectives of our compensation programs are to:

  attract, motivate, and retain superior talent;

  ensure that compensation is commensurate with our performance and shareholder returns;

  provide performance awards for the achievement of strategic objectives that are critical to our long-term growth; and

  ensure that our executive officers and certain key personnel have financial incentives to achieve sustainable growth in shareholder value.

Business Strategy

     Our business strategy for building sustainable growth in shareholder value emphasizes the following key components:

  improve our operating efficiencies;

  emphasize sustainable increases in same store sales;

  improve our inventory management;

  improve our merchandise gross margins;

  continue to open new retail stores;

  expand our direct business; and

  expand our customer loyalty programs.

Elements of Our Executive Compensation Structure

     Our compensation structure is simple and consists of two tiers of remuneration. The first tier consists of base pay and a suite of retirement, health, and welfare benefits. The second tier consists of both short- and long-term incentive compensation.

     Base pay and benefits are designed to be sufficiently competitive to attract and retain world-class executives. Executive officers enjoy the same retirement, health, and welfare benefits as our other exempt employees and are not entitled to additional benefits.

     Our short-term incentive plan (our Performance Bonus Plan) provides for cash bonuses to be paid to our executive officers based on individual and/or corporate performance. Objectives are set on an annual basis, and they consist of milestones which will contribute to growth in shareholder value. To the extent objectives are achieved, the short-term incentive plan pays on an annual basis. Our long-term incentive plan (our 2004 Stock Plan) provides for awards of stock options, restricted stock, restricted stock units, and other equity-based incentives. These are designed to reward executive officers for the achievement of long-term objectives which result in an increase in shareholder value.

Reasons for the Current Incentive Plan Structure

     In 2009, we plan to continue to grow by adding one additional retail store and taking steps to expand our direct business and customer loyalty programs. In addition, we will place emphasis on increasing earnings per share, return on invested capital, and same store sales. We believe this strategy will result in the creation of additional and sustainable shareholder value.

     Our short-term incentive plan for 2008 was designed to reward executives for achieving predetermined benchmarks in earnings per share and same store sales. The short-term incentive plan for 2008 was designed to keep our executive officers focused on operating efficiencies and increases in same store sales, even as we undertook our growth initiatives. See “Fiscal 2008 Cash Bonus Opportunities” for a discussion on actual achievement of short-term incentive goals for 2008.

     In May 2008, our shareholders approved our Performance Bonus Plan. Executive officers are eligible for cash bonuses under the Performance Bonus Plan based on the achievement of annually established individual and/or corporate performance criteria. In 2009, the Performance Bonus Plan will reward executive officers for achieving predetermined benchmarks in earnings per share, return on invested capital, and same store sales. The short-term incentive targets will once again work to ensure attention to operating efficiencies and same store sales, even as we undertake our growth initiatives. See “Fiscal 2009 Cash Bonus Opportunities” for additional information.

     Awards outstanding under our long-term incentive plan currently consist of stock options, restricted stock, and restricted stock units. In future years, we may also make grants of other equity-based awards. The long-term incentive plan is designed to reward executives for increasing long-term shareholder value. This will be accomplished by the successful execution of the Company’s growth initiatives, coupled with the consistent achievement of profitability goals. The long-term incentive plan will keep executive officers focused on both revenue and profit growth, and can potentially be a very significant source of compensation for executive officers in the long term, which encourages the retention of executive talent.

How We Determine to Pay What We Pay

     Our cash compensation policy is based on:

  our long-standing philosophy of providing significant pay at risk;

  internal equity; and

  individual and corporate performance.

     In setting base pay for our executive officers, we follow a practice which dates to the Company’s inception. The Compensation Committee sets a level of base pay which is adequate to attract and retain the level of talent the Company requires. Exceptional corporate performance is rewarded through the annual bonus program and is not reflected in base pay. The Compensation Committee pays close attention to internal equity when it sets pay. In particular, it takes into account the relative value of its individual executive officer positions, as well as the value of the jobs immediately below the executive officer level. Periodically, the Compensation Committee references base pay practices at public companies of a similar size to help ensure base pay remains broadly within a competitive range. For 2009, our executive officers did not receive an increase in base pay.

     In setting annual cash bonus opportunity, the Compensation Committee abides by the philosophy the Company has maintained since its founding. That is, cash bonuses might be equal to or in excess of base pay if corporate and/or individual performance reaches predetermined levels. Overall, our cash compensation practices reflect our long-held philosophy that annual cash compensation shall be substantially performance based.

     Our Compensation Committee takes into account several factors in determining the level of long-term incentive opportunity to grant to our executive officers. In 2008, the Compensation Committee took the following factors into account:

  individual executive officer performance;

  the effect of equity compensation grants on earnings per share;

  each executive officer’s portion of the total number of options being granted to employees in fiscal 2008; and

  the level of grants necessary to keep our executive officers focused, motivated, and engaged.

     In considering the level of option grants required to keep our executive officers focused, motivated, and engaged the Compensation Committee periodically makes reference to equity compensation practices at similar-sized public companies. However, we do not determine grants by setting them at a particular percentile of the market range.

     In February 2009, the Compensation Committee determined to realign the balance of short-term and long-term compensation for our executive officers by moving to an overall compensation package that is more heavily weighted to long-term incentive opportunity. The Compensation Committee believes that this will continue to provide a competitive compensation package to our executive officers while increasing the Company’s retention of quality executives. As part of this shift to an overall compensation package more heavily weighted to long-term incentive opportunity, the Compensation Committee decided to grant restricted stock units to our executive officers in addition to stock options. A restricted stock unit entitles the recipient to receive a share of common stock after the applicable vesting period expires. Equity awards for our executive officers and key employees were granted on March 2, 2009, and each award was equally divided on a share basis between restricted stock units and stock options. The restricted stock units are not performance based and will vest in three equal annual installments beginning on March 2, 2010. The Compensation Committee believes that the introduction of restricted stock units will provide an additional tool to motivate and retain executive officer talent.

Policy for Allocating Between Long-Term and Annual Compensation

     Our policy for allocating between long-term and annual compensation for our executive officers is as follows:

  We expect that in the long run the bulk of total compensation paid to executive officers will come from equity based long-term incentives. Executive officers will only enjoy rewards to the extent they create commensurate value for shareholders. This is consistent with our philosophy of utilizing executive compensation to create sustainable growth in shareholder value.

  We recognize that to create sustainable growth in shareholder value, increases in revenue and profitability are necessary in the near term. Accordingly, it is our intention to pay annual cash bonuses which have the potential to be equal to or greater than base pay. However, bonuses will only be paid to the extent short-term objectives are achieved or exceeded.

  Finally, we recognize that in order to attract and retain the kind of talent necessary to build shareholder value, we must pay competitive base salaries and benefits.

Benchmarking of Compensation

     Our compensation philosophy does not include an effort to pay executive officers at a particular percentile of the market range. Accordingly, we did not select a group of peer companies with the intention of using their executive officer pay as a benchmark against which to set our compensation. As stated above, we take several factors into account in determining base pay, short-term incentive opportunity, and long-term incentive opportunity, including individual and corporate performance and internal equity.

     Nevertheless, we understand that there are competitors for executive officer talent, and we find it useful to examine their pay practices from time to time. For purposes of determining long-term incentive grants, we looked at market practices in a wide variety of companies, both in and outside of our industry.

     In February 2008, the Compensation Committee reviewed the compensation packages for Messrs. Snyder and Linneman. Each of these individuals was assigned substantial new responsibilities effective as of November 2007. As a result of the assignment of these new responsibilities, the Compensation Committee determined to raise Mr. Snyder’s base compensation to $475,000 from $429,955 and his target bonus opportunity to $665,000 from $600,000. The Compensation Committee determined to raise Mr. Linneman’s base pay to $400,000 from $325,000 and his target bonus opportunity to $560,000 from $500,000. In connection with this review, the Compensation Committee reviewed comparative market data for base pay, annual cash incentives, and annual equity awards for executives with similar roles at comparable companies in the retail industry.

     In March 2008, we entered into a Retirement Transition and Consulting Agreement with Michael Callahan, our former Senior Vice President of Business Development and International Operations. See “Retirement of Michael Callahan” for additional information. In connection with Mr. Callahan’s retirement, the Compensation Committee reviewed market data for post-employment compensation practices for executives with similar roles at comparable companies in the retail industry.

     In July 2008, we granted retention awards to Messrs. Snyder and Linneman. See “2008 Retention Awards” for additional information. In connection with the grant of these retention awards, the Compensation Committee reviewed market practices in a wide variety of companies, both in and outside of our industry.

Long-Term Incentive Opportunity – Basis for Reward and Downside Risk

     To date, the Compensation Committee has awarded stock options, restricted stock, and restricted stock units under our long-term incentive plan. The Compensation Committee may consider using other equity-based incentives in the future. Stock options, restricted stock, and restricted stock units bear a relationship to the achievement of our long-term goals in that they increase in value as our stock increases in value. Our executive officers are exposed to considerable downside risk through the shares of the Company they own outright.

     The Compensation Committee carefully evaluates the cost of equity-based incentives it grants to our executive officers in terms of their impact on earnings per share. The Compensation Committee will continue to evaluate the cost of equity-based incentives against the benefits those vehicles are likely to yield in building sustainable growth in shareholder value.

Equity Grants and Market Timing

     We have never granted equity awards in coordination with the release of material, non-public information, and we currently do not intend to adopt such a practice in the future. During fiscal 2008, 2007, and 2006, annual awards of stock options to our executive officers and key employees were made at the Compensation Committee’s regularly scheduled meeting in May. In 2009, annual awards of stock options and restricted stock units to our executive officers and key employees were made at the Compensation Committee’s regularly scheduled meeting in March. Equity awards were granted earlier in 2009 to allow equity award grant information to be communicated to employees in connection with 2009 bonus information. We expect that future equity awards will be made at approximately the same time of year as our 2009 equity awards. Exceptions would include grants made to key hires, grants made as a result of promotions, and other extraordinary circumstances.

     We have properly accounted for all of our equity awards. As a public company, we have never awarded options and set the exercise price at any price less than the fair market value of our stock on the grant date.

Specific Forms of Compensation and the Role of Compensation Committee Discretion

     In the past, the Compensation Committee has retained the discretion to review executive officer base pay and make increases based on general performance and market norms. In addition, the Compensation Committee has retained the discretion to make long-term incentive grants based on several factors detailed in this Compensation Discussion and Analysis. The Compensation Committee intends to retain the discretion to make decisions about executive officer base compensation and long-term incentive grants without predetermined performance goals or metrics.

     The Compensation Committee retains its right to make future grants of options, restricted stock, restricted stock units, or other equity compensation subject to performance goals. It has not been determined whether it would exercise discretion to increase or reduce the size of an award or payout if the performance goals are met, or pay all or any portion of an award or payout despite the performance goals not being met.

     Commencing in 2007, the Compensation Committee established predetermined targets and criteria for the payment of the annual short-term incentive to our executive officers. The Performance Bonus Plan specifically provides that the Compensation Committee may set performance objectives, performance criteria, and levels of bonus opportunity each year. The targets and criteria for 2008 and 2009 are spelled out more particularly below. The predetermined targets and criteria for fiscal 2008 and 2009 consist of corporate financial objectives for each executive officer. The relative weight of the corporate financial objectives as a whole is set at the beginning of the annual performance period. The Compensation Committee retains discretion to make downward adjustments to the bonuses yielded by the corporate financial objectives, but cannot make upward adjustments. In addition, the Compensation Committee may pay discretionary cash bonuses that are not based upon the achievement of predetermined targets or criteria.

Retirement of Michael Callahan

     Mr. Callahan retired as our Senior Vice President of Business Development and International Operations as of May 17, 2008. At our request, Mr. Callahan agreed to be a consultant to the Company for no less than 24 months and up to 30 months following his retirement. Under the terms of a Retirement Transition and Consulting Agreement, we have agreed to pay Mr. Callahan a monthly consulting fee of $60,798 and have paid various other one-time fees totaling $99,074. In addition, 3,670 unvested options that Mr. Callahan had been granted pursuant to our 2004 Stock Plan became vested upon Mr. Callahan’s retirement. We entered into the Retirement Transition and Consulting Agreement to facilitate a smooth and orderly transition of Mr. Callahan’s duties and responsibilities upon his retirement, and to assure access to Mr. Callahan’s unique and valuable services following his retirement. Mr. Callahan has agreed to not compete with us during the time he is serving as a consultant.

2008 Retention Awards

     On July 7, 2008, the Compensation Committee approved special cash retention awards for Messrs. Snyder and Linneman. These awards are payable 50% as of January 7, 2010, and 50% as of January 7, 2011. The right to receive each payment of the cash retention award is contingent on Messrs. Snyder’s and Linneman’s continuous employment with the Company through the applicable payment date. The total amount of the cash retention award for Mr. Snyder is $316,667, and the total amount of the cash retention award for Mr. Linneman is $266,667.

     In addition to the cash retention awards, on July 7, 2008, the Committee approved the grant of 60,433 shares of restricted stock to Mr. Snyder and 50,891 shares of restricted stock to Mr. Linneman under the Company’s long-term incentive plan. The restricted stock awards vest with respect to one-third of the restricted stock on each of the third, fourth, and fifth anniversaries of the grant date. The right to receive each one-third of the restricted stock award is contingent on Messrs. Snyder’s and Linneman’s continuous employment with the Company through the applicable vesting dates.

     The purpose of the cash retention and restricted stock awards is to maintain the stability of the Company’s leadership team by providing an additional incentive for Messrs. Snyder and Linneman to remain with the Company during the periods that the awards vest. The Company believes the awards are an important component of the compensation packages for Messrs. Snyder and Linneman at a time when the Company is seeking to ensure a stable management team and build sustainability within the organization.

Fiscal 2008 Cash Bonus Opportunities

     In February 2008, the Compensation Committee set the targets and criteria for the fiscal 2008 cash bonus opportunities for our named executive officers pursuant to our Performance Bonus Plan. The following table sets forth the fiscal 2008 floor, threshold, target, and maximum cash bonus opportunity for each of our named executive officers.

	Floor Bonus	Threshold Bonus	Target Bonus	Maximum Bonus
Dennis Highby	$500,000	$1,000,000	$2,000,000	$3,000,000
Ralph W. Castner	$125,000	$250,000	$500,000	$750,000
Patrick A. Snyder	$166,250	$332,500	$665,000	$997,500
Brian J. Linneman	$140,000	$280,000	$560,000	$840,000
Joseph M. Friebe	$100,000	$200,000	$400,000	$600,000

     As discussed under the heading “Retirement of Michael Callahan,” Mr. Callahan retired as Senior Vice President of Business Development and International Operations as of May 17, 2008. Because of his retirement, Mr. Callahan was not eligible for a fiscal 2008 bonus.

     For fiscal 2008, each named executive officer’s target cash bonus opportunity was based upon the achievement of corporate financial objectives relating to earnings per share and same store sales. For fiscal 2008, 75% of each named executive officer’s target cash bonus opportunity was based on earnings per share and 25% was based on same store sales. The named executive officers received no payment for a metric unless the Company achieved the floor corporate financial objective for that metric. In addition, the named executive officers received no payment for either of the corporate financial objectives unless the floor corporate financial objective for earnings per share was achieved. The corporate financial objectives for fiscal 2008 are set forth below.

Corporate Financial Objectives	Floor	Threshold	Target	Maximum
Earnings Per Share	$1.36	$1.41	$1.46	$1.51
Same Store Sales	-2%	-1%	0%	1%

     For fiscal 2008, the Company earned $1.14 per diluted share and same store sales declined 3.7%. Since the floor levels for both corporate financial objectives were not met, no fiscal 2008 cash bonuses were paid to our named executive officers.

Transition of President and Chief Executive Officer

     As previously announced, Mr. Millner has been elected our President and Chief Executive Officer and Mr. Highby has been elected a Vice Chairman effective April 6, 2009. In connection with these elections, we entered into employment agreements with Messrs. Millner and Highby. See “Employment Agreements” for additional information.

Fiscal 2009 Cash Bonus Opportunities

     In March 2009, the Compensation Committee set the targets and criteria for the fiscal 2009 cash bonus opportunities for our named executive officers under the Performance Bonus Plan. The following table sets forth the fiscal 2009 floor, threshold, target, and maximum cash bonus opportunity for each of our named executive officers.

	Floor Bonus	Threshold Bonus	Target Bonus	Maximum Bonus
Dennis Highby	$90,241	$180,481	$360,962	$577,539
Ralph W. Castner	$77,625	$155,250	$310,500	$485,156
Patrick A. Snyder	$95,000	$190,000	$380,000	$593,750
Brian J. Linneman	$80,000	$160,000	$320,000	$500,000
Joseph M. Friebe	$53,820	$107,640	$215,280	$336,375

     Mr. Highby’s cash bonus opportunity for fiscal 2009 was pro-rated through June 30, 2009, because of his transition from President and Chief Executive Officer to a Vice Chairman. Mr. Millner has the following cash bonus opportunities for fiscal 2009: Floor Bonus, $150,000; Threshold Bonus, $300,000; Target Bonus, $600,000; and Maximum Bonus, $960,000. Mr. Millner’s cash bonus opportunity for fiscal 2009 was pro-rated from March 31, 2009, in connection with his election as President and Chief Executive Officer.

     In March 2009, the Compensation Committee determined that each named executive officer’s and Mr. Millner’s target cash bonus opportunity for fiscal 2009 will be based upon the achievement of corporate financial objectives relating to earnings per share and return on invested capital. The Compensation Committee also determined the relative weights of each of the metrics which make up the corporate financial objectives. The Compensation Committee determined that 50% of each named executive officer’s and Mr. Millner’s target cash bonus opportunity will be based on earnings per share and 50% will be based on return on invested capital. The named executive officers and Mr. Millner will receive no payment for a metric unless the Company achieves the floor corporate financial objective for that metric. In addition, the named executive officers and Mr. Millner will receive no payment for either of the corporate financial objectives unless the floor corporate financial objective for earnings per share is achieved.

     Furthermore, each named executive officer and Mr. Millner will be eligible for an additional bonus equal to 25% of their base pay based upon the achievement of a corporate financial objective relating to same store sales. The following table sets forth the fiscal 2009 additional cash bonus opportunity for each of our named executive officers.

Additional Bonus
Dennis Highby	$90,241
Ralph W. Castner	$97,031
Patrick A. Snyder	$118,750
Brian J. Linneman	$100,000
Joseph M. Friebe	$67,275

     Mr. Highby’s additional cash bonus opportunity for fiscal 2009 was pro-rated through June 30, 2009, because of his transition from President and Chief Executive Officer to a Vice Chairman. Mr. Millner’s fiscal 2009 additional cash bonus opportunity is $150,000 and was pro-rated from March 31, 2009, in connection with his election as President and Chief Executive Officer.

     The named executive officers and Mr. Millner will receive no additional payment for the corporate financial objective relating to same store sales unless the floor corporate financial objective for earnings per share is achieved.

     In 2009, we plan to continue to grow by adding one additional retail store and taking steps to expand our direct business and customer loyalty programs. We view this growth as key to the creation of sustainable long-term shareholder value. Nevertheless, we believe that growth must be profitable. Accordingly, the metrics for the 2009 cash bonus opportunities under the Performance Bonus Plan are designed to keep our executive officers and Mr. Millner focused on operating efficiencies and same store sales, even as we undertake our growth initiatives.

     Earnings per share has been chosen as a metric to help assure that compensation is proportional to the return on investment earned by shareholders. For purposes of the fiscal 2009 cash bonus opportunities, earnings per share will be measured on a diluted basis by dividing our net income by the sum of the weighted average number of shares outstanding during the period. Excluded from the earnings per share calculation will be (1) any losses on sales of assets, (2) any impairment charges or fixed asset writedowns, (3) any acceleration of depreciation charges caused by impairment of economic development bonds, and (4) any changes in the allowance for loan losses at World’s Foremost Bank (all after tax).

     Return on invested capital is a non-GAAP financial metric that measures how effectively our management is able to allocate capital. For purposes of the fiscal 2009 cash bonus opportunities, return on invested capital will be measured by dividing our adjusted income by average total capital invested in our business. Adjusted income will be calculated by adding interest expense, rent expense, and retail segment depreciation and amortization (all after tax) to our net income and by excluding (1) any losses on sales of assets, (2) any impairment charges or fixed asset writedowns, and (3) any acceleration of depreciation charges caused by impairment of economic development bonds, and (4) any changes in the allowance for loan losses at World’s Foremost Bank (all after tax). Total capital will be calculated by adding current maturities of long-term debt, deferred compensation, operating leases capitalized at eight times next year’s annual minimum lease payments, and total stockholders’ equity to our long-term debt (excluding long- and short-term time deposits held by World’s Foremost Bank) and then subtracting cash and cash equivalents (excluding cash and cash equivalents held by World’s Foremost Bank). Average total capital will be calculated as the sum of current and prior year ending total capital divided by two.

     Same store sales measure how the retail stores in our same store sales base are contributing to our total revenue. For purposes of the fiscal 2009 cash bonus opportunities, a store will be included in our same store sales base on the first day of the month following the fifteen month anniversary of its opening or expansion by more than 25%.

     Following the completion of fiscal 2009, the Compensation Committee will assess the performance of the Company for each metric to determine the fiscal 2009 cash bonuses payable to our named executive officers and Mr. Millner. The actual bonuses payable for fiscal 2009, if any, will vary depending on the extent to which actual Company performance meets, exceeds, or falls short of the corporate financial objectives approved by the Compensation Committee.

How Individual Forms of Compensation are Structured and Implemented to Reflect the Named Executive Officers’ Individual Performance and Contribution

     We are engaged in a concerted strategic effort to increase revenue, profit, and operating efficiency. Our executive officers work as a team to accomplish these goals. Their base pay, annual bonus opportunity, and respective long-term incentive opportunity reflect their individual contribution to the Company and market practices. For 2008, the extent to which individual short-term incentive bonuses were paid depended on the extent to which corporate financial objectives were met. Since the floor levels for both corporate financial objectives were not met, no fiscal 2008 cash bonuses were paid to our named executive officers.

     The executive officers received option grants in May 2008 that vest over a three-year period. The amount of each individual grant reflects the Compensation Committee’s assessment of each individual’s contribution. As of the end of fiscal 2008, none of the May 2008 option grants were in the money.

Policies and Decisions Regarding Adjustment or Recovery of Awards or Payments if Relevant Performance Measures are Restated or Adjusted

     This has not occurred since we became a public company or before that time. We expect that we would take steps legally permissible to adjust or recover awards or payments in the event relevant performance measures upon which they were based were restated or otherwise adjusted in a manner that would reduce the size of an award or payment.

Impact that Amounts Received or Realizable From Previously Earned Compensation Have on Other Compensation

     We maintain no compensation plans or programs where gains from prior compensation would directly influence amounts currently earned. The only factor where gains from prior awards are considered is where the Compensation Committee determines the appropriate size of long-term incentive grants.

The Basis for a Change of Control Triggering Payment

     We have entered into agreements containing change in control severance provisions with our executive officers and certain members of senior management. Payments to our executive officers under these agreements are strictly tied to both a change in control and termination of employment. Under these agreements, if any of our executive officers are terminated without cause or resign for good reason within twenty-four months of certain transactions resulting in a change in control, then the executive officer will be entitled to receive certain severance benefits. The reasons for the change in control provisions are the same for us as in most companies in most industries. Executive officers should be free to act in the best interests of shareholders when considering a sale without undue focus on their own job security. Additional information concerning these agreements and the potential payments due under these agreements can be found below in the section titled “Management Change of Control Severance Agreements.”

Impact of Accounting and Tax Treatment on Various Forms of Compensation

     We take the impact of accounting and tax treatment on each particular form of compensation into account. Our incentive payments under the Performance Bonus Plan are designed so that they are deductible under Section 162(m) of the Internal Revenue Code, and our Management Change of Control Severance Agreements allow for a tax “gross-up” in the event there is a change in control, termination of employment, and excise taxes pursuant to 280G and related sections of the Code. The Performance Bonus Plan specifically provides that the Compensation Committee can take action which it deems necessary or appropriate to avoid or limit the imposition of an additional tax which could be imposed under Section 409A of the Internal Revenue Code. We closely monitor the accounting and tax treatment of our equity compensation plans, and in making future grants, we expect to take the accounting and tax treatment into account.

Stock Ownership Requirements and Policies Regarding Hedging Risk of Stock Ownership

     Since a significant ownership stake in the Company by its directors and executive officers leads to a stronger alignment of interests with shareholders, the Board has established minimum stock ownership and retention guidelines that apply to non-employee directors and executive officers.

  Non-employee directors are required to own Company stock equal in value to three times their annual cash retainer for Board service (any annual cash retainers for service as a Board Committee Chairman or member, or for service as Lead Director, are not factored into this calculation).

  The Chief Executive Officer is required to own stock equal in value to five times his base pay.

  Senior Vice Presidents and the Chief Financial Officer are required to own stock equal in value to three times their annual base pay.

  All other executive officers are required to own stock equal in value to two times their annual base salary.

     Non-employee directors have until five years after election or appointment as a non-employee director to attain these ownership levels.

     Executive officers have until five years after appointment as an executive officer to obtain 50% of these stock ownership levels, and until ten years after appointment as an executive officer to obtain 100% of these stock ownership levels.

     Until such time as a non-employee director or executive officer satisfies the stock ownership guidelines, the non-employee director or executive officer is required to hold 100% of the shares received upon the exercise of stock options and upon the vesting of any restricted stock, in each case net of the shares sold to pay the exercise price and any taxes due upon exercise or vesting.

     An exception may be made in the case of a non-employee director. Upon the request of a non-employee director, the Board will consider if modification of the stock ownership and retention guidelines for the non-employee director is appropriate in view of the non-employee director’s personal circumstances.

     Our executive officers and directors are not allowed to make a short sale of stock, which we define as any transaction whereby one may benefit from a decline in our stock price.

The Role of Executive Officers in Determining Compensation

     Regarding most compensation matters, including executive compensation, our CEO and our Vice President and Chief Human Resources Officer provide recommendations to the Compensation Committee. During 2008, our CEO and our Vice President and Chief Human Resources Officer provided the Compensation Committee recommendations regarding annual base pay increases, bonus amounts, performance criteria, equity awards, and overall compensation strategy for our executive officers. Also during 2008, our CEO and our Vice President and Chief Human Resources Officer supplied the Compensation Committee with recommendations in connection with Mr. Callahan’s Retirement Transition and Consulting Agreement and the retention awards for Messrs. Snyder and Linneman. Although the Compensation Committee considers information and recommendations presented by our executive officers, it makes executive officer compensation decisions independent of the Company’s management.

     Compensation Committee Report

     The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

     The foregoing Compensation Committee Report for 2008 is provided by the undersigned members of the Compensation Committee.

Michael R. McCarthy (Chairman)
Reuben Mark

     Summary Compensation Table

     The following table summarizes the total compensation earned by each of our named executive officers for the fiscal year ended December 27, 2008, and, to the extent an officer was a named executive officer in the prior two fiscal years, for the fiscal years ended December 29, 2007, and December 30, 2006.

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($)(1)	($)(2)	($)(3)	($)(4)	($)	($)(5)	($)(6)	($)
Dennis Highby,	2008	$716,290	—	—	$443,330	—	—	$13,800	$1,173,420
President and Chief	2007	$691,320	$999,550	—	$253,586	—	—	$13,000	$1,957,456
Executive Officer	2006	$665,450	$1,825,500	—	$373,932	—	$2,157	$13,000	$2,880,039

Ralph W. Castner,	2008	$373,558	—	—	$173,584	—	—	$13,800	$560,942
Vice President and Chief	2007	$362,796	$255,488	—	$110,801	—	—	$8,000	$737,085
Financial Officer, and	2006	$319,630	$463,000	—	$110,019	—	$18,918	$8,000	$919,567
Chairman of the Board of
World’s Foremost Bank

Patrick A. Snyder,	2008	$464,605	—	$63,334	$194,570	—	—	$13,800	$736,309
Senior Vice President of	2007	$426,139	$300,425	—	$108,489	—	—	$13,000	$848,053
Merchandising, Marketing,	2006	$410,192	$550,500	—	$68,027	—	$615	$13,000	$1,042,334
and Retail Operations

Michael Callahan,	2008	$253,839	—	—	$139,537	—	—	$538,460	$931,836
Retired Senior Vice	2007	$436,061	$300,425	—	$108,489	—	—	$13,000	$857,975
President of Business	2006	$418,540	$550,500	—	$68,027	—	$580	$13,000	$1,050,647
Development and
International Operations

Brian J. Linneman,	2008	$384,192	—	$53,334	$195,304	—	—	$13,800	$646,630
Senior Vice President of	2007	$311,951	$255,488	—	$110,141	—	—	$8,000	$685,580
Global Supply Chain	2006	$266,358	$463,000	—	$100,121	—	$410	$8,000	$837,889
and Operations

Joseph M. Friebe,	2008	$267,000	—	—	$115,325	—	—	$13,800	$396,125
Vice President, and
President and Chief
Executive Officer of
World’s Foremost Bank
____________________

(1)

For Mr. Callahan only, 2008, 2007, and 2006 includes $14,056, $9,922, and $8,348, respectively, of vacation sold back to the Company at 75% of value in accordance with the Company’s standard vacation policy.

(2)

For 2007 and 2006, for each of the named executive officers, includes bonuses paid under our short-term cash incentive plan and a $300 Christmas bonus. For 2007, includes the following 401(k) Plan matching contributions paid outside the plan due to plan contribution limits: Mr. Highby, $500; Mr. Castner, $5,500; Mr. Snyder, $500; Mr. Callahan, $500; and Mr. Linneman, $5,500. For 2006, includes the following 401(k) Plan matching contributions paid outside the plan due to plan contribution limits: Mr. Highby, $200; Mr. Castner, $5,200; Mr. Snyder, $200; Mr. Callahan, $200; and Mr. Linneman, $5,200.

(3)	Reflects the dollar amount recognized for financial statement reporting purposes in accordance with FAS No. 123 (revised 2004), Share-Based Payment (“FAS 123R”).

(4)

Reflects the dollar amount recognized for financial statement reporting purposes in accordance with FAS 123R, and thus includes amounts from awards granted in the current year and prior years. Refer to Note 18 “Stock Based Compensation and Stock Option Plans” in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed on February 25, 2009, for the relevant assumptions used to determine the valuation of our option awards.

(5)

Consists of above-market interest on deferred compensation. Effective January 1, 2007, the Company’s deferred compensation plan was amended to provide that the Company shall not pay any above-market interest on deferred compensation amounts to any of the Company’s named executive officers.

(6)

Consists of 401(k) Plan matching contributions for each of the named executive officers. For Mr. Callahan only, 2008 includes consulting fees of $425,586 and various other one-time fees totaling $99,074 paid to him pursuant to his Retirement Transition and Consulting Agreement.

     Grants of Plan-Based Awards

     The following table sets forth, as to our named executive officers, information concerning equity awards and awards granted under our Performance Bonus Plan during the fiscal year ended December 27, 2008.

							All Other	All Other
							Stock	Option
							Awards:	Awards:		Grant Date
			Estimated Possible Payouts Under Non-Equity				Number of	Number of		Fair Value
			Incentive Plan Awards				Shares of	Securities	Exercise or	of Stock
							Stock or	Underlying	Base Price of	and Option
		Grant	Floor	Threshold	Target	Maximum	Units	Options	Option Awards	Awards
Name	Award Type	Date	($)	($)	($)	($)	(#)	(#)	($/Sh)	($)(1)
Dennis Highby	Annual Option	05/22/08	—	—	—	—	—	100,000	$15.25	$551,710
	Annual Cash	—	$500,000	$1,000,000	$2,000,000	$3,000,000	—	—	—	—

Ralph W. Castner	Annual Option	05/13/08	—	—	—	—	—	30,000	$15.25	$165,099
	Annual Cash	—	$125,000	$250,000	$500,000	$750,000	—	—	—	—

Patrick A. Snyder	Annual Option	05/13/08	—	—	—	—	—	50,000	$15.25	$275,165
	Annual Cash	—	$166,250	$332,500	$665,000	$997,500	—	—	—	—
	Restricted Stock	07/07/08	—	—	—	—	60,433	—	—	$633,338

Michael Callahan	—	—	—	—	—	—	—	—	—	—

Brian J. Linneman	Annual Option	05/13/08	—	—	—	—	—	50,000	$15.25	$275,165
	Annual Cash	—	$140,000	$280,000	$560,000	$840,000	—	—	—	—
	Restricted Stock	07/07/08	—	—	—	—	50,891	—	—	$533,338

Joseph M. Friebe	Annual Option	05/13/08	—	—	—	—	—	25,000	$15.25	$137,583
	Annual Cash	—	$100,000	$200,000	$400,000	$600,000	—	—	—	—
____________________

(1)

Reflects the grant date fair value of stock and option awards in accordance with FAS 123R. Refer to Note 18 “Stock Based Compensation and Stock Option Plans” in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed on February 25, 2009, for the relevant assumptions used to determine the valuation of our option awards.

     Outstanding Equity Awards at Fiscal Year-End

     The following table sets forth outstanding stock option awards, classified as exercisable or unexercisable, and stock awards for each of our named executive officers as of December 27, 2008.

	Option Awards						Stock Awards
										Equity
				Equity					Equity	Incentive
				Incentive					Incentive	Plan Awards:
				Plan					Plan Awards:	Market or
	Number			Awards:				Market	Number of	Payout Value
	of	Number of		Number of			Number	Value of	Unearned	of Unearned
	Securities	Securities		Securities			of Shares	Shares or	Shares, Units	Shares, Units
	Underlying	Underlying		Underlying			or Units of	Units of	or Other	or Other
	Unexercised	Unexercised		Unexercised	Option		Stock That	Stock That	Rights That	Rights That
	Options	Options		Unearned	Exercise	Option	Have Not	Have Not	Have Not	Have Not
	(#)	(#)		Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable (1)		(#)	($)	Date	(#)	($)(7)	(#)	($)
Dennis Highby	238,550	—		—	$20.00	05/01/2014
	40,000	—		—	$20.00	04/14/2015
	16,000	24,000	(1)	—	$19.35	05/09/2016	—	—	—	—
	33,334	66,666	(4)	—	$22.37	05/15/2015
	—	100,000	(6)	—	$15.25	05/22/2016

Ralph W. Castner	22,020	7,340	(2)	—	$5.76	07/13/2010
	25,282	17,274	(2)	—	$9.13	07/27/2011
	18,758	4,746	(2)	—	$9.13	07/27/2011
	29,360	7,340	(3)	—	$13.34	05/01/2014
	5,872	1,468	(3)	—	$20.00	05/01/2014	—	—	—	—
	20,000	—		—	$20.00	04/14/2015
	11,000	16,500	(1)	—	$19.35	05/09/2016
	11,667	23,333	(4)	—	$22.37	05/15/2015
	—	30,000	(6)	—	$15.25	05/13/2016

Patrick A. Snyder	18,350	—		—	$13.34	05/01/2014	60,433	$392,815
	20,000	—		—	$20.00	04/14/2015
	11,000	16,500	(1)	—	$19.35	05/09/2016
	11,667	23,333	(4)	—	$22.37	05/15/2015			—	—
	—	50,000	(6)	—	$15.25	05/13/2016

Michael Callahan	18,350	—		—	$13.34	05/17/2009
	20,000	—		—	$20.00	05/17/2009
	11,000	—		—	$19.35	05/17/2009	—	—	—	—
	11,667	—		—	$22.37	05/17/2009

Brian J. Linneman	7,340	1,835	(2)	—	$5.76	07/13/2010	50,891	$330,792
	7,340	3,670	(2)	—	$9.13	07/27/2011
	22,020	16,515	(2)	—	$10.11	07/02/2012
	29,360	7,340	(3)	—	$13.34	05/01/2014
	20,000	—		—	$20.00	04/14/2015			—	—
	11,000	16,500	(1)	—	$19.35	05/09/2016
	11,667	23,333	(4)	—	$22.37	05/15/2015
	—	50,000	(6)	—	$15.25	05/13/2016

Joseph M. Friebe	3,670	3,670	(2)	—	$5.76	07/13/2010
	7,340	1,835	(3)	—	$13.34	05/01/2014
	15,000	—		—	$20.00	04/14/2015
	8,000	12,000	(1)	—	$19.35	05/09/2016	—	—	—	—
	6,667	13,333	(4)	—	$22.37	05/15/2015
	—	25,000	(6)	—	$15.25	05/13/2016
____________________

(1)	Options vest at a rate of 20% per year beginning on May 9, 2007, and have a ten-year term.

(2)	Options vest at a rate of 10% per year beginning on the date of grant and an additional 10% each January 1st thereafter.

(3)	Options vest at a rate of 20% per year beginning on January 1, 2005, and have a ten-year term.

(4)	Options vest in three equal annual installments beginning on May 15, 2008, and have an eight-year term.

(5)	Options vest in three equal annual installments beginning on May 22, 2009, and have an eight-year term.

(6)	Options vest in three equal annual installments beginning on May 13, 2009, and have an eight-year term.

(7)	Market value of shares calculated by multiplying $6.50, the closing price of our common stock on December 26, 2008, the last business day of fiscal 2008, by the number of shares.

     Option Exercises and Stock Vested

     The following table presents information regarding the exercise of stock options by our named executive officers during the fiscal year ended December 27, 2008.

	Option Awards		Stock Awards
	Number		Number of	Value
	of Shares	Value	Shares	Realized
	Acquired on	Realized	Acquired on	on
	Exercise	on Exercise	Vesting	Vesting
Name	(#)	($)	(#)	($)
Dennis Highby	—	—	—	—
Ralph W. Castner	29,360	$62,830	—	—
Patrick A. Snyder	29,360	$55,490	—	—
Michael Callahan	—	—	—	—
Brian J. Linneman	29,360	$9,689	—	—
Joseph M. Friebe	28,443	$92,569	—	—

     Nonqualified Deferred Compensation

     The following table sets forth earnings, distributions, and balances for each of our named executive officers under our nonqualified deferred compensation plan for the fiscal year ended December 27, 2008. Our nonqualified deferred compensation plan was frozen as of December 31, 2004, and no new money is allowed to be contributed to the plan.

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Withdrawals/	Balance at
	in Last FY	in Last FY	in Last FY	Distributions	Last FYE
Name	($)	($)	($)	($)	($)
Dennis Highby	—	—	—	—	—
Ralph W. Castner	—	—	$26,490	$27,300	$506,666
Patrick A. Snyder	—	—	$35	—	$685
Michael Callahan	—	—	—	—	—
Brian J. Linneman	—	—	$118	—	$2,300
Joseph M. Friebe	—	—	—	—	—

     Equity Compensation Plan Information as of Fiscal Year-End

     The following table summarizes, as of fiscal year-end 2008, information about our compensation plans under which equity securities of the Company are authorized for issuance.

	Number of	Weighted-	Number
	Securities	Average	of Securities
	to be Issued	Exercise Price	Remaining Available
	Upon Exercise	of	for Future Issuance
	of Outstanding	Outstanding	Under Equity
Plan Category	Options	Options	Compensation Plans
Equity compensation plans approved by security holders	5,283,250	$17.08	2,740,324 (1)
Equity compensation plans not approved by security holders	—	—	—
Total	5,283,250	$17.08	2,740,324 (1)
____________________

(1)	Of these shares, 1,198,656 remain available for future issuance under our Employee Stock Purchase Plan and 1,541,668 remain available for future issuance under our 2004 Stock Plan.

     Employment Agreements

     In January 2004, we entered into an employment agreement with Mr. R. Cabela. Mr. R. Cabela agreed to serve in the executive position of Chairman of our Company. Under the employment agreement, Mr. R. Cabela currently receives an annual base salary of $283,184 and is precluded from participating in any of our incentive compensation programs. During 2008, we also provided Mr. R. Cabela personal use of our aircraft at an aggregate incremental cost to us of $51,759. The aggregate incremental cost of Mr. R. Cabela’s personal travel on our aircraft is based on our variable cost per hour of operating the aircraft multiplied by the number of hours of personal travel. We may terminate Mr. R. Cabela’s employment agreement without cause upon 180 days written notice. We may terminate Mr. R. Cabela’s employment agreement at any time for cause. Mr. R. Cabela may terminate his employment agreement upon 90 days written notice. We are required to pay Mr. R. Cabela his base salary through the effective date of any termination of his employment agreement. The employment agreement prohibits Mr. R. Cabela from competing with us for a period of twelve months following the termination of the employment agreement for any reason. Mr. R. Cabela has assigned to us exclusive rights in and to any intellectual property developed by him during his employment with us in the scope of our actual or anticipated business operations or that relates to any of our actual or anticipated products or services. We are required to provide Mr. R. Cabela with statutory indemnification to the fullest extent provided by law for any claims asserted against him relating to his service as an officer or director of the Company.

     In January 2004, we entered into an employment agreement with Mr. J. Cabela. Mr. J. Cabela agreed to serve in the executive position of Vice Chairman of our Company. Under the employment agreement, Mr. J. Cabela currently receives an annual base salary of $288,963 and is precluded from participating in any of our incentive compensation programs. We may terminate Mr. J. Cabela’s employment agreement without cause upon 180 days written notice. We may terminate Mr. J. Cabela’s employment agreement at any time for cause. Mr. J. Cabela may terminate his employment agreement upon 90 days written notice. We are required to pay Mr. J. Cabela his base salary through the effective date of any termination of his employment agreement. The employment agreement prohibits Mr. J. Cabela from competing with us for a period of twelve months following the termination of the employment agreement for any reason. Mr. J. Cabela has assigned to us exclusive rights in and to any intellectual property developed by him during his employment with us in the scope of our actual or anticipated business operations or that relates to any of our actual or anticipated products or services. We are required to provide Mr. J. Cabela with statutory indemnification to the fullest extent provided by law for any claims asserted against him relating to his service as an officer or director of the Company.

     On March 18, 2009, in connection with Mr. Highby’s April 6, 2009, transition from President and Chief Executive Officer to a Vice Chairman, we entered into an employment agreement with Mr. Highby. The employment agreement runs through March 31, 2014. Under the employment agreement, Mr. Highby will receive an annual base salary of $721,924 through June 30, 2009. For fiscal 2009, Mr. Highby is eligible for a contingent target bonus of 100% of his 2009 base salary through June 30, 2009, and a maximum bonus of 160% of his 2009 base salary through June 30, 2009. Any fiscal 2009 bonus is contingent upon our achievement of certain pre-established, objective performance metrics. From July 1, 2009, through March 31, 2014, Mr. Highby will receive an annual base salary of $288,963 plus annual consulting fees of $200,000. In addition, under the employment agreement, contingent upon Mr. Highby’s successful transition of his President and Chief Executive Officer duties, as determined by the Compensation Committee of the Board in its sole discretion, Mr. Highby will be entitled to a one-time successful transition restricted stock unit award equal to $288,963. Such award, if any, will be made no later than March 2010. If we terminate Mr. Highby without cause or Mr. Highby resigns for good reason or as a result of death or disability during the term of the employment agreement, then Mr. Highby would be entitled to (i) accrued and unpaid obligations (including base salary and unreimbursed business expenses); (ii) severance equal to the amount of base salary and bonus Mr. Highby would have received through the end of the term of the employment agreement; and (iii) accelerated vesting of outstanding equity awards.

     On March 13, 2009, in connection with Mr. Millner’s April 6, 2009, election as our President and Chief Executive Officer and a director, we entered into an employment agreement with Mr. Millner. The employment agreement has a three-year term. Under the employment agreement, Mr. Millner receives an annual base salary of not less than $800,000. For fiscal 2009, Mr. Millner is eligible for a contingent target bonus of 100% of his 2009 base salary and a maximum bonus of 160% of his 2009 base salary. Any fiscal 2009 bonus is contingent upon our achievement of certain pre-established, objective performance metrics and will be pro-rated from March 31. In addition, pursuant to the employment agreement, on March 13, 2009, we granted Mr. Millner 92,166 initial restricted stock units, 46,083 annual restricted stock units, and options to purchase 111,720 shares of our common stock at the exercise price of $8.68 per share. The restricted stock units and stock options vest as to one-third of the shares underlying the awards on March 13, 2010, March 13, 2011, and March 13, 2012. The stock options expire on March 13, 2017. If we terminate Mr. Millner without cause or Mr. Millner resigns for good reason during the term of the employment agreement, then Mr. Millner would be entitled to (i) accrued and unpaid obligations (including base salary and unreimbursed business expenses); (ii) severance equal to the lesser of two years’ base salary or the amount of base salary Mr. Millner would have received through the end of the three-year term of the Employment Agreement; provided, however, that the severance shall not be less than one year’s base salary; (iii) accelerated vesting of outstanding equity awards; and (iv) a pro-rated bonus based on our achievement of applicable business performance objectives.

     Potential Payments Upon Termination or Change in Control

Management Change of Control Severance Agreements

     We have entered into agreements containing change in control severance provisions with our named executive officers and Mr. Millner. The terms of these agreements are substantially similar for each of our named executive officers and Mr. Millner. Under these agreements, if any of our named executive officers or Mr. Millner are terminated without cause or resign for good reason within twenty-four months of certain transactions resulting in a change in control, then they would be entitled to receive severance benefits equal to two years’ base salary and bonus, payable in a lump sum, and insurance benefits. The bonus element would be equal to the average of the last two incentive bonuses paid. Severance benefits are not payable if employment is terminated due to disability, retirement, or death.

     Each of these agreements also provides that to the extent any of the payments under the agreements would exceed the limitation of Section 280G of the Internal Revenue Code, or the Code, such that an excise tax would be imposed under Section 4999 of the Code, the executive would receive an additional “gross-up”

payment to indemnify him for the effect of such excise tax. In addition, any unvested stock options, restricted stock, or restricted stock units owned by such an executive, that did not vest upon the change in control pursuant to the terms of the applicable plan, would become fully vested and any non-competition and non-solicitation agreements we have with such an executive would automatically terminate. All confidentiality provisions, however, would remain in place.

     Generally, pursuant to these agreements, a “change in control” is deemed to occur upon:

  any acquisition (other than directly from the Company) of more than 50% of the combined voting power of the Company’s then outstanding voting securities by any “person” as defined in the Securities Exchange Act of 1934;

  the consummation of a sale or other disposition of all or substantially all of the assets of the Company, except for a sale after which the Board does not change;

  any merger, consolidation, or reorganization of the Company, unless the prior shareholders continue to own at least 51% of the outstanding equity interests of the Company;

  a complete liquidation or dissolution of the Company; or

  election of a Board at least a majority of which is not made up of directors as of the date of the change of control agreements or individuals approved by such directors.

     In addition, under Mr. Friebe’s agreement, a change of control includes change of control events similar to the first four listed above involving World’s Foremost Bank.

     Generally, pursuant to these agreements, “good reason” is deemed to exist when there is a:

  material modification of the executive’s responsibilities, title, authority, or reporting responsibilities;

  material reduction in the executive’s base salary or the potential benefits available to the executive under the Company’s incentive compensation agreements;

  failure by the Company to continue to provide benefits substantially similar to those enjoyed by the executive prior to the change in control under the Company’s employee benefit, life insurance, medical, health and accident, or disability plans; or

  change in the executive’s principal place of employment by a distance in excess of 100 miles.

     Generally, pursuant to these agreements, “cause” includes:

  the executive being charged with a felony;

  fraud, embezzlement, or theft by the executive relating to the Company;

  gross negligence (i.e., actions in bad faith, not merely an error in judgment) of the executive which is materially detrimental to the Company’s business; or

  failure by the executive to fulfill his duties as an employee of the Company that have not been remedied within 30 days after written notice of such failure or repeated failure to fulfill the same duties after having received two notifications regarding such failure from the Company.

     If a change in control had taken place on December 26, 2008, the last business day of fiscal 2008, and our named executive officers were terminated without cause or resigned for good reason as of such date, the estimated severance payments and benefits that would have been provided are as follows.

		Value of	Value of	Maximum	Maximum
		18 Months	24 Months	Value of	Value of
		Coverage	Coverage for	Accelerated	Accelerated
	Lump	for Health	Life and	Vesting	Vesting
	Sum Cash	and Dental	Disability	of Stock	of Restricted	Gross-up
	Payment	Insurance	Insurance	Options	Stock	Payment	Total
Name	($)	($)(1)	($)(1)	($)(2)	($)(3)	($)	($)
Dennis Highby	$4,267,598	$18,635	$1,506	—	—	—	$4,287,739

Ralph W. Castner	$1,483,438	$18,635	$1,506	$5,432	—	—	$1,509,011

Patrick A. Snyder	$1,799,625	$18,635	$1,506	—	$392,815	—	$2,212,581

Michael Callahan (4)	—	—	—	—	—	—	—

Brian J. Linneman	$1,507,188	$18,635	$1,506	$1,358	$330,792	—	$1,859,479

Joseph M. Friebe	$1,147,950	$18,635	$1,506	$2,716	—	—	$1,170,807
____________________

(1)	The health, dental, life, and disability insurance payments are calculated based on the current per employee pro rata costs accrued each month and any premiums payable to third party carriers.

(2)

The maximum value of accelerated vesting of stock options was calculated by multiplying the number of shares underlying unvested options by the closing price of our common stock on December 26, 2008, and then deducting the aggregate exercise price.

(3)

The maximum value of accelerated vesting of restricted stock was calculated by multiplying the number of shares of unvested restricted stock by the closing price of our common stock on December 26, 2008.

(4)	Mr. Callahan retired on May 17, 2008, and therefore is no longer eligible for severance payments under his management change of control severance agreement.

1997 Stock Option Plan and 2004 Stock Plan

     In addition to our management change of control severance agreements, we have granted stock options to our named executive officers under our 1997 Stock Option Plan (the “1997 Plan”) and our 2004 Stock Plan. In addition, we have granted restricted stock to certain of our named executive officers under our 2004 Stock Plan. The 1997 Plan and 2004 Stock Plan both contain certain change in control provisions. In the event of a change in control, the change in control provisions contained in these plans would operate independently of those contained in our management change of control severance agreements described above. If cash payments were made or option and restricted stock vesting was accelerated under these plans as described below, our named executive officers would not receive the value of accelerated vesting of stock options and restricted stock listed in the table above under their management change of control severance agreements. In other words, the cash payments or accelerated vesting of stock options and restricted stock described below would be in lieu of the value of accelerated vesting of stock options and restricted stock listed in the table above.

     1997 Stock Option Plan. In the event of a change in control (as defined in the 1997 Plan), each outstanding option under the 1997 Plan would be canceled in return for a cash payment per share of common stock subject to that option (whether or not the option is otherwise at that time vested and exercisable for all the option shares) equal to the highest price per share paid for our common stock in effecting that change in control less the option exercise price payable per share under the canceled option. If a change in control had taken place on December 26, 2008, the cash payment to each named executive officer for each outstanding option granted under the 1997 Plan would have been as follows using the closing price of our common stock on such date.

	1997 Stock Option Plan
	Number of
	Securities
	Underlying	Closing Price of	Option
	Outstanding	Common Stock	Exercise	Cash Payment	Option
	Options	on Dec. 26, 2008	Price	($)(2) minus	Expiration
Name	(#)(1)	($)(2)	($)(3)	(3) times (1)	Date
Dennis Highby	—	—	—	—	—

Ralph W. Castner	29,360	$6.50	$5.76	$21,726	07/13/2010
	42,556	$6.50	$9.13	—	07/27/2011
	23,504	$6.50	$9.13	—	07/27/2011

Patrick A. Snyder	—	—	—	—	—

Michael Callahan	—	—	—	—	—

Brian J. Linneman	9,175	$6.50	$5.76	$6,790	07/13/2010
	11,010	$6.50	$9.13	—	07/27/2011
	38,535	$6.50	$10.11	—	07/02/2012

Joseph M. Friebe	7,340	$6.50	$5.76	$5,432	07/13/2010

     However, such cash payments would not have occurred if in the good faith discretion of the Compensation Committee those options were honored or assumed by the acquiring company or new rights substituted therefore to acquire fully-vested, publicly-traded securities of the acquiring company or its corporate parent at an exercise price per share which preserved the economic value of each such option immediately prior to the change in control.

     2004 Stock Plan. In the event of a change in control (as defined in the 2004 Stock Plan), each outstanding option under the 2004 Stock Plan would become fully vested and exercisable or, at the discretion of the Compensation Committee, each outstanding option (whether or not the option is otherwise at that time vested and exercisable for all the option shares) would be canceled in exchange for a payment in cash equal to the product of (i) the excess of the change in control price over the exercise price, and (ii) the number of shares of common stock covered by such option. If a change in control had taken place on December 26, 2008, the maximum value of accelerated vesting of stock options granted under the 2004 Stock Plan for each named executive officer would have been as follows using the closing price of our common stock on such date.

	2004 Stock Plan
	Number of
	Securities			Maximum Value of
	Underlying	Closing Price of	Option	Accelerated Vesting
	Unexercisable	Common Stock	Exercise	of Stock Options	Option
	Options	on Dec. 26, 2008	Price	($)(2) minus	Expiration
Name	(#)(1)	($)(2)	($)(3)	(3) times (1)	Date
Dennis Highby	24,000	$6.50	$19.35	—	05/09/2016
	66,666	$6.50	$22.37	—	05/15/2015
	100,000	$6.50	$15.25	—	05/22/2016

Ralph W. Castner	7,340	$6.50	$13.34	—	05/01/2014
	1,468	$6.50	$20.00	—	05/01/2014
	16,500	$6.50	$19.35	—	05/09/2016
	23,333	$6.50	$22.37	—	05/15/2015
	30,000	$6.50	$15.25	—	05/13/2016

Patrick A. Snyder	16,500	$6.50	$19.35	—	05/09/2016
	23,333	$6.50	$22.37	—	05/15/2015
	50,000	$6.50	$15.25	—	05/13/2016

Michael Callahan	—	—	—	—	—

Brian J. Linneman	7,340	$6.50	$13.34	—	05/01/2014
	16,500	$6.50	$19.35	—	05/09/2016
	23,333	$6.50	$22.37	—	05/15/2015
	50,000	$6.50	$15.25	—	05/13/2016

Joseph M. Friebe	12,000	$6.50	$19.35	—	05/09/2016
	13,333	$6.50	$22.37	—	05/15/2015
	25,000	$6.50	$15.25	—	05/13/2016

     In the event the Compensation Committee selected the cash payment option, the cash payment to each named executive officer for each outstanding option granted under the 2004 Stock Plan would have been as follows using the closing price of our common stock on December 26, 2008.

	2004 Stock Plan
	Number of
	Securities
	Underlying	Closing Price of	Option
	Outstanding	Common Stock	Exercise	Cash Payment	Option
	Options	on Dec. 26, 2008	Price	($)(2) minus	Expiration
Name	(#)(1)	($)(2)	($)(3)	(3) times (1)	Date
Dennis Highby	238,550	$6.50	$20.00	—	05/01/2014
	40,000	$6.50	$20.00	—	04/14/2015
	40,000	$6.50	$19.35	—	05/09/2016
	100,000	$6.50	$22.37	—	05/15/2015
	100,000	$6.50	$15.25	—	05/13/2016
Ralph W. Castner	36,700	$6.50	$13.34	—	05/01/2014
	7,340	$6.50	$20.00	—	05/01/2014
	20,000	$6.50	$20.00	—	04/14/2015
	27,500	$6.50	$19.35	—	05/09/2016
	35,000	$6.50	$22.37	—	05/15/2015
	30,000	$6.50	$15.25	—	05/13/2016
Patrick A. Snyder	18,350	$6.50	$13.34	—	05/01/2014
	20,000	$6.50	$20.00	—	04/14/2015
	27,500	$6.50	$19.35	—	05/09/2016
	35,000	$6.50	$22.37	—	05/15/2015
	50,000	$6.50	$15.25	—	05/13/2016
Michael Callahan	18,350	$6.50	$13.34	—	05/17/2009
	20,000	$6.50	$20.00	—	05/17/2009
	11,000	$6.50	$19.35	—	05/17/2009
	11,667	$6.50	$22.37	—	05/17/2009
Brian J. Linneman	36,700	$6.50	$13.34	—	05/01/2014
	20,000	$6.50	$20.00	—	04/14/2015
	27,500	$6.50	$19.35	—	05/09/2016
	35,000	$6.50	$22.37	—	05/15/2015
	50,000	$6.50	$15.25	—	05/13/2016
Joseph M. Friebe	9,175	$6.50	$13.34	—	05/01/2014
	15,000	$6.50	$20.00	—	04/14/2015
	20,000	$6.50	$19.35	—	05/09/2016
	20,000	$6.50	$22.37	—	05/15/2015
	25,000	$6.50	$15.25	—	05/13/2016

     Notwithstanding the foregoing, if the Compensation Committee determined before the change in control that all outstanding awards of options would be honored or assumed by the acquirer, or alternative awards with equal or better terms would be made available, such outstanding awards of options would not be canceled, their vesting and exercisability would not be accelerated, and there would be no payment in exchange for such awards.

     In the event of a change in control (as defined in the 2004 Stock Plan), each outstanding share of restricted stock under the 2004 Stock Plan would become fully vested. Mr. Snyder held 60,433 shares of restricted stock as of December 26, 2008, and Mr. Linneman held 50,891 shares of restricted stock as of December 26, 2008. If a change in control had taken place on December 26, 2008, the maximum value of accelerated vesting of restricted stock granted under the 2004 Stock Plan for our two named executive officers who held restricted stock on such date would have been as follows using the closing price of our common stock on such date: Mr. Snyder, $392,815; and Mr. Linneman, $330,792.

     Notwithstanding the foregoing, if the Compensation Committee determined before the change in control that all outstanding awards of restricted stock would be honored or assumed by the acquirer, or alternative awards with equal or better terms would be made available, the vesting of the awards of restricted stock would not be accelerated.

Retention Award Agreements

     On July 7, 2008, we entered into retention award agreements with Messrs. Snyder and Linneman. In the event of a change in control (as defined in the retention award agreements), the total amount of the cash retention awards would vest and become payable. If a change in control had taken place on December 26, 2008, Mr. Snyder would have received a payment of $316,667 and Mr. Linneman would have received a payment of $266,667.

DIRECTOR COMPENSATION

     During 2008, we paid our non-employee directors an annual retainer of $35,000 and a fee of $2,500 for each Board meeting attended ($1,000 for meetings attended by telephone). We also paid the Lead Director an annual retainer of $10,000, the Chairman of the Audit Committee an annual retainer of $15,000, the Chairman of the Compensation Committee an annual retainer of $10,000, and the Chairman of the Nominating and Corporate Governance Committee an annual retainer of $10,000. In addition, each member of the Audit Committee (including the Chairman) was paid an annual retainer of $15,000, each member of the Compensation Committee (including the Chairman) was paid an annual retainer of $10,000, and each member of the Nominating and Corporate Governance Committee (including the Chairman) was paid an annual retainer of $10,000. Directors who are employees of the Company receive no compensation for their service as directors.

     We promptly reimburse all non-employee directors for reasonable expenses incurred to attend Board meetings. In addition, non-employee directors are eligible to receive option grants under our 2004 Stock Plan. Under this plan, each of our non-employee directors is automatically granted an initial option to purchase 2,000 shares of our common stock upon the date the non-employee director first joins our Board. In addition, subject to certain restrictions in the plan, each non-employee director also will be automatically granted an annual option to purchase 2,000 shares of our common stock on the date immediately following our annual meeting of shareholders. The exercise price for each of these options will be the fair market value of the stock underlying the option on the date of the grant. The initial and annual option grants to non-employee directors vest on the first anniversary of the grant date.

     The table below summarizes the compensation paid to our non-employee directors for the fiscal year ended December 27, 2008.

					Change in
					Pension
					Value and
					Nonqualified
	Fees Earned			Non-Equity	Deferred
	or Paid in	Stock	Option	Incentive Plan	Compensation	All Other
Name	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
(1)	($)(2)	($)	($)(3)	($)	($)	($)	($)
Theodore M. Armstrong	$95,500	—	$12,701	—	—	—	$108,201
John H. Edmondson	$75,500	—	$19,585	—	—	—	$95,085
John Gottschalk	$90,500	—	$12,701	—	—	—	$103,201
Reuben Mark	$80,500	—	$12,701	—	—	—	$93,201
Michael R. McCarthy	$110,500	—	$12,701	—	—	—	$123,201
Stephen P. Murray
(resigned January 20, 2009)	$70,500	—	$12,701	—	—	—	$83,201
____________________

(1)

Richard N. Cabela, the Company’s executive Chairman, James W. Cabela, the Company’s executive Vice Chairman, and Dennis Highby, the Company’s President and Chief Executive Officer, are not included in this table as they are employees of the Company and thus receive no compensation for their service as directors. The compensation received by Mr. Highby as an employee of the Company is shown in the Summary Compensation Table on page 21. Compensation received by Messrs. R. Cabela and J. Cabela is not required to be presented in the Summary Compensation Table pursuant to the rules of the SEC because neither served as the Company’s principal executive officer or principal financial officer, or was one of the Company’s other three most highly compensated executive officers, at any time during fiscal 2008.

(2)

The amount shown is the amount earned during fiscal 2008 by our non-employee directors. Our non-employee directors are paid annual retainer amounts in four quarterly installments. These installments are paid at the beginning of each quarter. Fees earned for meeting attendance during a quarter are paid at the beginning of the following quarter. The amount shown includes $20,000 for each of Messrs. Armstrong and McCarthy for fees earned as a director of World’s Foremost Bank, our wholly-owned bank subsidiary.

(3)

Reflects the dollar amount recognized for financial statement reporting purposes for fiscal 2008 in accordance with FAS 123R, and thus includes amounts from awards granted in and prior to fiscal 2008. Refer to Note 18 “Stock Based Compensation and Stock Option Plans” in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed on February 25, 2009, for the relevant assumptions used to determine the valuation of our option awards. The grant date fair value of each stock option award granted to Messrs. Armstrong, Edmondson, Gottschalk, Mark, McCarthy, and Murray in fiscal 2008 was $11,040. As of December 27, 2008, each director had the following number of stock options outstanding: Mr. Armstrong, 8,000; Mr. Edmondson, 4,000; Mr. Gottschalk, 10,000; Mr. Mark, 10,000; Mr. McCarthy, 15,340; and Mr. Murray, 6,000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of March 16, 2009 (except as noted below), the number and percentage of outstanding shares of our common stock beneficially owned by each person known by us to beneficially own more than 5% of such stock, by each director and named executive officer, and by all directors and executive officers as a group.

     Except as otherwise noted below, the address for those individuals for which an address is not otherwise indicated is c/o Cabela’s, One Cabela Drive, Sidney, Nebraska 69160.

     We have determined beneficial ownership in accordance with the rules of the SEC. Except as otherwise indicated in the footnotes to the table below, we believe that the beneficial owners of the common stock listed below, based on the information furnished by such owners, have sole voting power and investment power with respect to such shares, subject to applicable community property laws. We have based our calculation of the percentage of beneficial ownership on 66,923,128 shares of common stock outstanding as of March 16, 2009.

     In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock as to which the person has the right to acquire beneficial ownership within 60 days of March 16, 2009, through the exercise of any option, conversion rights, or other rights. We did not deem these shares outstanding for purposes of computing the percentage ownership of any other person.

	Number of Shares	Percentage of Shares
	of Common Stock	of Common Stock
Name of Beneficial Owner	Beneficially Owned	Beneficially Owned
5% Shareholders
Richard N. Cabela (1)	9,640,780	14.41%
Mary A. Cabela (2)	9,628,200	14.39%
James W. Cabela (3)	11,726,260	17.52%
Dimensional Fund Advisors LP (4)	3,568,358	5.33%
Wallace R. Weitz & Company (5)	4,292,800	6.41%
McCarthy Group, LLC (6)	3,589,471	5.36%
Directors and Named Executive Officers
Dennis Highby (7)	1,067,302	1.59%
Patrick A. Snyder (8)	495,967	*
Michael Callahan (9)	353,012	*
Brian J. Linneman (10)	327,050	*
Ralph W. Castner (11)	333,648	*
Joseph M. Friebe (12)	127,848	*
Theodore M. Armstrong (13)	18,000	*
John. H. Edmondson (14)	8,500	*
John Gottschalk (15)	217,711	*
Reuben Mark (16)	30,000	*
Michael R. McCarthy (17)	3,695,826	5.52%
All Directors and Executive Officers (14 persons) (18)	28,060,263	41.31%
____________________

*Less than 1% of total.

(1)

Consists of (a) 8,576,358 shares of common stock held by Cabela’s Family, LLC with respect to which Mr. R. Cabela has shared investment power and sole voting power, (b) 87,606 shares of common stock held by Cabela’s Family, LLC with respect to which Mr. R. Cabela has shared investment power, but not voting power, (c) 879,236 shares of common stock held by the Mary A. Cabela Irrevocable Annuity Trust dated December 15, 2008, (d) 40,000 shares of common stock held by Mudhead Investments, LLC with respect to which Mr. R. Cabela has shared investment power and shared voting power, (e) 45,000 shares of common stock held by the Cabela Family Foundation with respect to which Mr. R. Cabela has shared investment power and shared voting power, and (f) 12,580 shares of common stock held in our 401(k) Plan.

(2)

Consists of (a) 87,606 shares of common stock held by Cabela’s Family, LLC, with respect to which Mrs. Cabela has shared investment power and sole voting power, (b) 8,576,358 shares of common stock held by Cabela’s Family, LLC with respect to which Mrs. Cabela has shared investment power, but not voting power, (c) 879,236 shares of common stock held by the Mary A. Cabela Irrevocable Annuity Trust dated December 15, 2008, (d) 40,000 shares of common stock held by Mudhead Investments, LLC with respect to which Mrs. Cabela has shared investment power and shared voting power, and (e) 45,000 shares of common stock held by the Cabela Family Foundation with respect to which Mrs. Cabela has shared investment power and shared voting power. Mrs. Cabela disclaims beneficial ownership of the shares of common stock held by the Mary A. Cabela Irrevocable Annuity Trust dated December 15, 2008, except to the extent of her pecuniary interest therein.

(3)	Includes 10,402 shares of common stock held in our 401(k) Plan.

(4)

This is based on a Schedule 13G filed with the SEC on February 9, 2009, by Dimensional Fund Advisors LP, or Dimensional. According to the Schedule 13G, Dimensional had sole voting power with regard to 3,442,278 shares of common stock and sole investment power with regard to 3,568,358 shares of common stock as of December 31, 2008. Also according to the Schedule 13G, Dimensional is an investment advisor registered under Section 203 of the Investment Advisers Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. The Schedule 13G states that Dimensional Fund Advisors LP’s address is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(5)

This is based on an Amendment to a Schedule 13G filed with the SEC on January 14, 2009, by Wallace R. Weitz & Company and Wallace R. Weitz. According to the Schedule 13G/A, Wallace R. Weitz & Company had sole voting power with regard to 4,202,800 shares of common stock and sole investment power with regard to 4,292,800 shares of common stock as of December 31, 2008. Also according to the Schedule 13G/A, Mr. Weitz, as the President and primary owner of Wallace R. Weitz & Company, may be deemed to be an indirect beneficial owner of the securities reported on the statement. Also according to the Schedule 13G/A, Mr. Weitz does not directly or indirectly own any of the securities reported on the statement for his own account. The address for Wallace R. Weitz & Company and Wallace R. Weitz is 1125 South 103rd Street, Suite 600, Omaha, Nebraska 68124.

(6)

Consists of (a) 3,032,016 shares of common stock held by MGL Holdings, LLC, or Holdings, and (b) 557,455 shares of Common Stock held by Fulcrum Micro-Cap, L.L.C., or Micro-Cap. Michael R. McCarthy, one of our directors, is the Chairman of McCarthy Group, LLC, or MGL. Holdings is a wholly-owned subsidiary of MGL. McCarthy Capital Corporation is an indirectly wholly-owned subsidiary of MGL and also the manager of Holdings and Micro-Cap. The address for McCarthy Group, LLC is First National Tower, 1601 Dodge Street, Suite 3800, Omaha, Nebraska 68102.

(7)

Includes (a) 85,792 shares of common stock held by a Grantor Retained Annuity Trust, (b) 14,595 shares of common stock held in our 401(k) Plan, and (c) 369,217 shares of common stock issuable upon exercise of stock options within 60 days of March 16, 2009. Mr. Highby disclaims beneficial ownership of the shares of common stock held by the Grantor Retained Annuity Trust except to the extent of his pecuniary interest therein.

(8)

Includes (a) 22,020 shares of common stock held by a Grantor Retained Annuity Trust, (b) 12,351 shares of common stock held in our 401(k) Plan, (c) 60,433 shares of restricted common stock with respect to which Mr. Snyder has voting power, but not investment power, and (d) 94,850 shares of common stock issuable upon exercise of stock options within 60 days of March 16, 2009. Mr. Snyder disclaims beneficial ownership of the shares of common stock held by the Grantor Retained Annuity Trust except to the extent of his pecuniary interest therein.

(9)

Includes (a) 35,699 shares of common stock held by a Grantor Retained Annuity Trust, (b) 13,308 shares of common stock held in our 401(k) Plan, and (c) 61,017 shares of common stock issuable upon exercise of stock options within 60 days of March 16, 2009. Mr. Callahan disclaims beneficial ownership of the shares of common stock held by the Grantor Retained Annuity Trust except to the extent of his pecuniary interest therein. The number of shares of common stock beneficially owned by Mr. Callahan is shown as of May 17, 2008, the date of his retirement.

(10)

Includes (a) 314 shares of common stock held in our 401(k) Plan, (b) 50,891 shares of restricted common stock with respect to which Mr. Linneman has voting power, but not investment power, and (c) 159,076 shares of common stock issuable upon exercise of stock options within 60 days of March 16, 2009.

(11)	Includes (a) 119 shares of common stock held in our 401(k) Plan and (b) 198,284 shares of common stock issuable upon exercise of stock options within 60 days of March 16, 2009.

(12)

Includes (a) 2,023 shares of common stock held in our 401(k) Plan and (b) 65,182 shares of common stock issuable upon exercise of stock options within 60 days of March 16, 2009. The number of shares of common stock held in our 401(k) Plan is equal to Mr. Friebe’s March 16, 2009, account balance in the Cabela’s stock fund divided by the closing price of our common stock on March 16, 2009. The Cabela’s stock fund in our 401(k) Plan is unitized for those participants holding unrestricted stock and as such does not itself allocate a specific number of shares to participants.

(13)	Includes 8,000 shares of common stock issuable upon exercise of stock options within 60 days of March 16, 2009. The address for Mr. Armstrong is 7730 Carondelet, Suite 103, St. Louis, Missouri 63105.

(14)

Includes 4,000 shares of common stock issuable upon exercise of stock options within 60 days of March 16, 2009. The address for Mr. Edmondson is 12112 Rancho Vistoso Boulevard, Suite A-150, Oro Valley, Arizona 85755.

(15)

Includes 10,000 shares of common stock issuable upon exercise of stock options within 60 days of March 16, 2009. The address for Mr. Gottschalk is 1314 Douglas Street, Suite 1500, Omaha, Nebraska 68102.

(16)

Includes 10,000 shares of common stock issuable upon exercise of stock options within 60 days of March 16, 2009, and 20,000 shares pledged as security. The address for Mr. Mark is c/o Colgate-Palmolive Company, 300 Park Avenue, New York, New York 10022.

(17)

Mr. McCarthy’s beneficial ownership includes (a) 15,340 shares of common stock issuable upon exercise of stock options within 60 days of March 16, 2009, (b) 3,032,016 shares of common stock held by MGL Holdings, LLC, or Holdings, and (c) 557,455 shares of Common Stock held by Fulcrum Micro-Cap, L.L.C., or Micro-Cap. Holdings is a wholly-owned subsidiary of McCarthy Group, LLC, or MGL. McCarthy Capital Corporation is an indirectly wholly-owned subsidiary of MGL and also the manager of Holdings and Micro-Cap. Mr. McCarthy is the Chairman of MGL. Although Mr. McCarthy may be deemed the beneficial owner of the shares held by Holdings and Micro-Cap, he disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. The address for Mr. McCarthy is c/o McCarthy Group, LLC, First National Tower, 1601 Dodge Street, Suite 3800, Omaha, Nebraska 68102.

(18)

Includes (a) 1,006,632 shares of common stock issuable upon exercise of stock options within 60 days of March 16, 2009, (b) 8,576,358 shares of common stock with respect to which our directors and officers have shared investment power and sole voting power, (c) 87,606 shares of common stock with respect to which our directors and officers have shared investment power, but not voting power, (d) 85,000 shares of common stock with respect to which our directors and officers have shared investment power and shared voting power, and (e) 111,324 shares of common stock with respect to which our directors and officers have voting power, but not investment power.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC and NYSE reports of ownership of our securities and changes in reported ownership. Based solely on a review of the reports furnished to us, or written representations from reporting persons that all reportable transactions were reported, we believe that during the fiscal year ended December 27, 2008, our officers, directors, and greater than ten percent owners timely filed all reports they were required to file under Section 16(a), except that Mr. Linneman did not timely file a Form 4 for a transaction occurring in July 2008, but such Form 4 was subsequently filed.

TRANSACTIONS WITH RELATED PERSONS

     The Audit Committee has adopted a policy and procedures for review, approval, and monitoring of transactions involving the Company and “related persons” (directors, executive officers, shareholders owning more than five percent of any class of the Company’s voting securities, and any immediate family member of any of the foregoing). The policy covers any transaction, arrangement, or relationship in which the Company was, is, or will be a participant and the amount involved exceeds $120,000, and in which any related person had, has, or will have a direct or indirect interest.

     Related person transactions must be approved or ratified by the Audit Committee. The Audit Committee will approve or ratify only those related person transactions that are in, or are not inconsistent with, the best interests of the Company and its shareholders, as the Committee determines in good faith. In considering the transaction, the Audit Committee will consider all of the relevant facts and circumstances available to the Committee, including (if applicable), but not limited to: the benefits to the Company; the impact on a director’s independence in the event the related person is a director, an immediate family member of a director, or an entity in which a director is a partner, shareholder, or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms available to unrelated third parties or to employees generally. No member of the Audit Committee will participate in any review, consideration, or approval of any related person transaction with respect to which such member or any of his or her immediate family members is the related person.

     The Audit Committee will annually review any previously approved or ratified related person transactions that remain ongoing. Based on all relevant facts and circumstances, taking into consideration the Company’s contractual obligations, the Audit Committee will determine if it is in the best interests of the Company and its shareholders to continue, modify, or terminate the related person transactions.

     Mr. Millner, who was elected our President and Chief Executive Officer and a director effective April 6, 2009, was the Chief Executive Officer of Freedom Group during fiscal 2008 and was the Chief Executive Officer and a director of Freedom Group’s subsidiary, Remington, throughout fiscal 2008. Mr. Millner held these positions until March 13, 2009, when he resigned from these positions to accept employment with us. During fiscal 2008, in the ordinary course of business and in accordance with our normal sourcing procedures, we purchased approximately $27 million in products from Freedom Group and its subsidiaries, including Remington. We anticipate that we will, in the ordinary course of business and in accordance with our normal sourcing procedures, continue to purchase similar products from Freedom Group and its subsidiaries, including Remington, during fiscal 2009 in amounts similar to or greater than amounts purchased in fiscal 2008. The Audit Committee has reviewed, ratified, and approved these transactions.

PROPOSAL TWO –
APPROVAL OF AMENDMENTS TO THE 2004 STOCK PLAN

     The Board has approved, subject to shareholder approval, amendments to our 2004 Stock Plan. The 2004 Stock Plan as proposed to be amended is referred to as the “Amended and Restated 2004 Stock Plan.” The 2004 Stock Plan was adopted by our shareholders in March 2004 prior to our initial public offering in June 2004, and initially authorized 750,000 shares of common stock for issuance. Prior to our initial public offering, this amount was adjusted to 2,752,500 shares by our Compensation Committee to account for a 3.67 to 1 stock split. On May 15, 2007, our shareholders approved amendments to the 2004 Stock Plan to, among other things, increase the number of shares authorized for award under the 2004 Stock Plan by 3,500,000 shares.

     The proposed amendments to the 2004 Stock Plan would (i) increase the number of shares authorized for award under the 2004 Stock Plan by 3,750,000 shares, (ii) conform the performance objectives for awards of performance stock and performance units under the 2004 Stock Plan to the performance criteria set forth in the Cabela’s Incorporated Performance Bonus Plan, and (iii) ensure the 2004 Stock Plan’s continued compliance with Section 409A of the Internal Revenue Code. The purposes of this proposal are to (i) secure adequate shares to fund future awards, which are an important component of our compensation program and (ii) obtain shareholder approval of the material terms and conditions of the 2004 Stock Plan for purposes of the performance-based compensation exception under Section 162(m) of the Internal Revenue Code.

     As of fiscal year-end 2008, options to purchase 4,474,211 shares were outstanding under the 2004 Stock Plan and 1,541,668 shares remained eligible for future grants. In addition, options to purchase 809,039 shares were outstanding under the 1997 Plan as of fiscal year-end 2008. Prior to the adoption of our 2004 Stock Plan, the 1997 Plan was amended to provide that no further equity awards will be made under that plan. On March 16, 2009, the closing price of our common stock on the New York Stock Exchange was $7.75.

     On December 27, 2008, the equity overhang, or the percentage of basic common shares outstanding (plus shares that could be issued under the 1997 Plan and 2004 Stock Plan) represented by all outstanding stock options granted under the 1997 Plan and 2004 Stock Plan, and all shares available for future grant under the 2004 Stock Plan, was 9.3%. The equity overhang from all outstanding stock options granted under the 1997 Plan and 2004 Stock Plan, and all shares available for future grant under the 2004 Stock Plan, would be approximately 13.7% assuming approval of the requested amendment.

     For the fiscal years 2008, 2007, and 2006, the ratio of options granted under the 2004 Stock Plan to basic shares outstanding at fiscal year-end was 1.8%, 1.7%, and 1.4%, respectively.

     The following description of the Amended and Restated 2004 Stock Plan is a summary and is qualified in its entirety by reference to the complete text of the Amended and Restated 2004 Stock Plan attached hereto as Appendix C.

Summary of the Amended and Restated 2004 Stock Plan

     General. The Amended and Restated 2004 Stock Plan provides for the grant of nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, and other stock-based awards to our employees, directors, and consultants. A maximum of 10,002,500 shares of our common stock, subject to adjustment in the event of a stock split, consolidation, or stock dividends of our common stock, may be subject to awards under the Amended and Restated 2004 Stock Plan. Under the Amended and Restated 2004 Stock Plan, no individual shall receive options or stock appreciation rights covering more than 734,000 shares of the Company’s common stock during any 36-month period. In addition, no individual shall receive any awards that are subject to performance measures covering more than 734,000 shares of the Company’s common stock during any 36-month period.

     Options. Either “incentive stock options,” which satisfy the requirements of Section 422 of the Internal Revenue Code, or “nonqualified stock options,” which are not intended to satisfy the requirements of Section 422 of the Internal Revenue Code, may be granted under the Amended and Restated 2004 Stock Plan. Each option granted under the Amended and Restated 2004 Stock Plan must have an exercise price that is at least equal to the fair market value of the stock underlying the option on the date of the grant.

     Stock Appreciation Rights. The Compensation Committee may grant stock appreciation rights independent of, or in connection with, an option grant. The exercise price per share of a stock appreciation right shall be an amount determined by the Compensation Committee. A stock appreciation right entitles the holder, upon exercise, to receive a payment based on the difference between the exercise price of the stock appreciation right and the fair market value of a share of our common stock on the date of exercise, multiplied by the number of shares as to which such stock appreciation right is being exercised.

     Performance Stock and Performance Units. The Compensation Committee may award performance stock and performance units under the Amended and Restated 2004 Stock Plan. Performance stock is an award of common stock that vests upon the achievement of certain performance objectives during a specified measurement period. A performance unit represents our contractual obligation to pay a specified amount of cash to a participant upon the achievement of certain performance objectives during a specified measurement period. The Compensation Committee will determine the terms and conditions of awards.

     Restricted Stock and Restricted Stock Units. Restricted stock and restricted stock units will also be available for grant under the Amended and Restated 2004 Stock Plan. Restricted stock is an award of common stock that vests upon the participant’s completion of a specified period of service with us. A restricted stock unit represents our contractual obligation to deliver our common stock or the cash equivalent to a participant upon the participant’s completion of a specified period of service with us. Unless otherwise determined at the time of grant or subsequently by the Compensation Committee, participants will be entitled to receive either currently or at a future date, dividends or other distributions paid with respect to restricted stock and restricted stock units. Restricted stock will carry voting rights. Restricted stock units will not carry voting rights until the underlying shares of stock are issued.

     Plan Benefits. Please refer to the “Director Compensation” section of this Proxy Statement for a description of the provisions of the Amended and Restated 2004 Stock Plan providing for automatic grants of options to our non-employee directors. Future awards to our executive officers and employees are discretionary and cannot be determined at this time.

     Change in Control. In the event of a change in control (as defined in the Amended and Restated 2004 Stock Plan), all outstanding options and stock appreciation rights shall become fully vested and exercisable, the restriction period applicable to any awards of restricted stock and restricted stock units shall lapse, and shares of our common stock underlying restricted units shall be issued or, at the discretion of the Compensation Committee, each award of options, stock appreciation rights, or restricted stock units, as the case may be, shall be canceled in exchange for a payment in cash equal to the product of (i) (a) in the case of options and stock appreciation rights, the excess of the change in control price over the exercise price or base price, as the case may be, and (b) in the case of all other awards, the change in control price, and (ii) the number of shares of common stock covered by such award.

     Upon a change in control, (i) any performance period in progress at the time of the change in control for which performance stock or performance units are outstanding shall end, (ii) all participants granted such awards of performance stock or performance units shall be deemed to have earned a pro rata award equal to the product of (a) such participant’s target award opportunity for the performance period in question based on performance versus goals as of such date and (b) the percentage of performance objectives achieved as of the date of such change in control, or (iii) at the discretion of the Compensation Committee, all such earned performance units shall be canceled in exchange for an amount equal to the product of (a) the change in control price, multiplied by (b) the aggregate number of shares of our common stock covered by such award. All of the performance shares and performance units that have not been so earned shall be forfeited and canceled as of the date of the change in control.

     Notwithstanding the foregoing, if the Compensation Committee determines before the change in control either that all outstanding awards of options, stock appreciation rights, restricted stock, and restricted stock units will be honored or assumed by the acquirer, or alternative awards with equal or better terms will be made available, such outstanding awards of options, stock appreciation rights, restricted stock, and restricted stock units will not be canceled, their vesting and exercisability will not be accelerated, and there will be no payment in exchange for such awards.

     Miscellaneous. The Amended and Restated 2004 Stock Plan will generally be administered by the Compensation Committee. Awards granted under the Amended and Restated 2004 Stock Plan generally may not be assignable or transferable other than by will or by the laws of descent and distribution, and all awards and rights will be exercisable during the life of the participant only by the participant or his or her legal representative.

     Term and Amendment. The Board may terminate or suspend the Amended and Restated 2004 Stock Plan at any time, and from time to time may amend or modify the Amended and Restated 2004 Stock Plan, provided that without the approval by a majority of the votes cast at a meeting of shareholders at which a quorum representing a majority of the shares of common stock is present in person or by proxy, no amendment or modification to the Amended and Restated 2004 Stock Plan may (i) materially increase the benefits accruing to participants under the Amended and Restated 2004 Stock Plan, (ii) except as a result of an adjustment event (as defined in the Amended and Restated 2004 Stock Plan), materially increase the number of shares of our common stock subject to awards under the Amended and Restated 2004 Stock Plan or the maximum number of awards or amount of cash that may be granted to a participant under the Amended and Restated 2004 Stock Plan, or (iii) materially modify the requirements for participation in the Amended and Restated 2004 Stock Plan. No amendment, modification, or termination of the Amended and Restated 2004 Stock Plan shall in any manner adversely affect any award previously granted under the Amended and Restated 2004 Stock Plan, without the consent of the participant. The Amended and Restated 2004 Stock Plan shall continue in effect, unless sooner terminated by the Board, until March 3, 2014.

     Federal Income Tax Consequences. The following is a summary of the material United States federal income tax consequences to us and to recipients of certain awards under the Amended and Restated 2004 Stock Plan. The summary is based on the Internal Revenue Code and the U.S. Treasury regulations promulgated thereunder in effect as of the date of this Proxy Statement, all of which may change with retroactive effect. The summary is not intended to be a complete analysis or discussion of all potential tax consequences that may be important to recipients of awards under the Amended and Restated 2004 Stock Plan.

     Nonqualified Stock Options and SARs. A recipient will not have any income at the time a nonqualified stock option or SAR is granted, nor will the Company be entitled to a deduction at that time. When a nonqualified stock option is exercised, the recipient generally will recognize ordinary income (whether the option price is paid in cash or by surrender of shares of our stock) in an amount equal to the excess of the fair market value of the shares to which the option exercise pertains over the option price. When a SAR is exercised, the recipient will recognize ordinary income equal to the sum of (i) any gross cash proceeds payable and (ii) the fair market value on the exercise date of any shares received.

     Incentive Stock Options. A recipient will not have any income at the time an ISO is granted. Furthermore, a recipient will not have regular taxable income at the time the ISO is exercised. However, the excess of the fair market value of the shares at the time of exercise over the option price will be a preference item that could create an alternative minimum tax liability for the recipient. If a recipient disposes of the shares acquired on exercise of an ISO after the later of two years after the grant of the ISO and one year after exercise of the ISO, the gain recognized by the recipient (i.e., the excess of the proceeds received over the option price), if any, will be long-term capital gain eligible for favorable tax rates under the Internal Revenue Code. Conversely, if the recipient disposes of the shares within two years of the grant of the ISO or within one year of exercise of the ISO, the disposition will generally be a “disqualifying disposition,” and the recipient will recognize ordinary income in the year of the disqualifying disposition equal to the lesser of (i) the excess of the fair market value of the stock on the date of exercise over the option price and (ii) the excess of the amount received for the shares over the option price. The balance of the gain or loss, if any, will be long-term or short-term capital gain, depending on how long the shares were held.

     Restricted Stock, Restricted Stock Units, Performance Stock, and Performance Units. A participant generally will not have taxable income upon grant of restricted stock, restricted stock units, performance stock, or performance units. Instead, the participant will recognize ordinary income at the time of vesting or payout equal to the fair market value (on the vesting or payout date) of the shares or cash received minus any amount paid. For restricted stock only, a participant instead may elect to be taxed at the time of grant.

     The Company generally will be entitled to a tax deduction in connection with an award under the Amended and Restated 2004 Stock Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income, provided that the deduction is not disallowed by Section 162(m) or otherwise limited by the Internal Revenue Code.

     Section 162(m). Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount of compensation that the Company may deduct in any one year with respect to its Chief Executive Officer and the three other most highly compensated executive officers (except for the Chief Financial Officer), unless the compensation in excess of $1,000,000 is “performance-based compensation” or otherwise excepted from Section 162(m)’s deduction limitation. It is anticipated that any future awards of options and stock appreciation rights granted under the Amended and Restated 2004 Stock Plan will automatically qualify for the performance-based compensation exception under Section 162(m) pursuant to their expected terms.

     In addition, the Amended and Restated 2004 Stock Plan authorizes the Compensation Committee to grant awards of performance stock and performance units that are conditioned on the satisfaction of performance criteria. For those awards intended to meet the requirements of the performance-based compensation exception to Section 162(m), the Compensation Committee must establish the applicable performance conditions prior to or within a specified period after the start of the applicable performance period. The Compensation Committee may select from the following performance measures for this purpose: (i) earnings before or after taxes, interest, depreciation, and/or amortization; (ii) net earnings (before or after taxes); (iii) net income (before or after taxes); (iv) operating income before or after depreciation and amortization (and including or excluding capital expenditures); (v) operating income (before or after taxes); (vi) operating profit (before or after taxes); (vii) book value; (viii) earnings per share (before or after taxes); (ix) market share; (x) return measures (including, but not limited to, return on capital, invested capital, assets, equity); (xi) margins; (xii) share price (including, but not limited to, growth measures and total shareholder return); (xiii) comparable or same store sales; (xiv) sales or product volume growth; (xv) productivity improvement or operating efficiency; (xvi) costs or expenses; (xvii) shareholders’ equity; (xviii) revenues or sales; (xix) cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital); (xx) revenue-generating unit-based metrics; (xxi) expense targets; (xxii) individual performance objectives; (xxiii) working capital targets; (xxiv) measures of economic value added; (xxv) inventory control; or (xxvi) enterprise value.

     The foregoing performance measures may relate to the Company, one or more of its affiliates, or one or more of its or their divisions or units, or departments or functions, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Compensation Committee will determine. In addition, to the degree consistent with Section 162(m) (or any successor section thereto), the 162(m) performance measures may be calculated without regard to extraordinary items. A vote in favor of approving the amendments to the Amended and Restated 2004 Stock Plan will be a vote approving all the material terms and conditions of the plan for purposes of the performance-based compensation exception to Section 162(m), including the performance measures.

     To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy that all compensation must be deductible and it is anticipated that future awards of restricted stock or restricted stock units may not qualify for the performance-based compensation exception under Section 162(m).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL.

PROPOSAL THREE –
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     The Audit Committee has selected Deloitte & Touche LLP, or Deloitte, as the Company’s independent registered public accounting firm for fiscal 2009, and the Board is asking shareholders to ratify that selection. Although current law, rules, and regulations, as well as the charter of the Audit Committee, require the Company’s independent registered public accounting firm to be engaged, retained, and supervised by the Audit Committee, the Board considers the selection of the independent registered public accounting firm to be an important matter of shareholder concern and is submitting the selection of Deloitte for ratification by shareholders as a matter of good corporate practice.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL.

     Representatives of Deloitte are expected to be present at the Annual Meeting. They will have the opportunity to make a statement and will be available to respond to appropriate questions. If the shareholders should fail to ratify the selection of Deloitte as the Company’s independent registered public accounting firm for fiscal 2009, the Audit Committee will designate the Company’s independent registered public accounting firm for fiscal 2009.

     The following table shows the aggregate fees billed to us for professional services by Deloitte for fiscal years 2008 and 2007:

	Fiscal 2008	Fiscal 2007
Audit Fees	$1,116,555	$1,022,099
Audit-Related Fees	96,141	83,901
Tax Fees	4,197	3,900
All Other Fees	367,248	—
Total Fees	$1,584,141	$1,109,900

     A description of the types of services provided in each category is as follows:

     Audit Fees — For fiscal 2008 and 2007, includes fees for professional services and expenses relating to the audit of our annual financial statements, review of our quarterly financial information, and the audit of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

     Audit-Related Fees — For fiscal 2008 and 2007, includes fees for professional services and expenses relating to work for our wholly-owned bank subsidiary, World’s Foremost Bank, as it relates to the bank’s securitization transactions. Fiscal 2007 also includes fees for professional services and expenses related to the filing of a Registration Statement of Form S-8.

     Tax Fees — For fiscal 2008 and 2007, consists of fees for professional services and expenses related to the Company’s operations in Hong Kong.

     All Other Fees — For fiscal 2008, consists of fees for professional services and expenses provided by Deloitte Consulting LLP related to benchmarking our costs with other retailers.

     None of the services described above were approved pursuant to the de minimis exception provided in Rule 2-01(c)(7)(i)(C) of Regulation S-X promulgated by the SEC. The Audit Committee also concluded that Deloitte’s provision of audit and non-audit services to the Company and its affiliates is compatible with Deloitte’s independence.

     The Audit Committee has adopted a policy for the pre-approval of audit and permitted non-audit services that may be performed by the Company’s independent registered public accounting firm. Under this policy, each year, at the time it engages the independent registered public accounting firm, the Audit Committee pre-approves the audit engagement terms and fees and also may pre-approve detailed types of audit-related and permitted tax and other services, subject to certain dollar limits, to be performed during the next twelve months. All other non-audit services are required to be pre-approved by the Audit Committee on an engagement-by-engagement basis, subject to those exceptions that may be permitted by applicable law. The Audit Committee may delegate its authority to pre-approve services to one or more of its members, whose activities shall be reported to the Audit Committee at each regularly scheduled meeting.

PROPOSALS OF SHAREHOLDERS FOR 2010 ANNUAL MEETING

     If you would like to present a proposal for possible inclusion in our 2010 Proxy Statement pursuant to the SEC’s rules, send the proposal to our Secretary, Cabela’s, One Cabela Drive, Sidney, Nebraska 69160. Proposals must be received by December 1, 2009.

     Shareholders who want to bring business before the annual meeting of shareholders in 2010 other than through a shareholder proposal pursuant to the SEC’s rules must notify our Secretary in writing and provide the information required by the provision of our Amended and Restated Bylaws dealing with shareholder proposals. The notice must be received at our principal executive offices not less than 120 days or more than 150 days prior to the first anniversary of the 2009 annual meeting of shareholders. The requirements for such notice are set forth in our Amended and Restated Bylaws. You may request a copy of our Amended and Restated Bylaws by writing to our Secretary, Cabela’s, One Cabela Drive, Sidney, Nebraska 69160. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

OTHER MATTERS

     The Board does not intend to bring any other business before the Annual Meeting, and so far as is known to the Board, no matters are to be brought before the Annual Meeting except as specified in the notice of the meeting. In addition to the scheduled items of business, shareholder proposals (including proposals omitted from the Proxy Statement and proxy card pursuant to the proxy rules of the SEC) and matters relating to the conduct of the Annual Meeting may be considered at the Annual Meeting. As to any other business that may properly come before the Annual Meeting, it is intended that proxies will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

     Our Annual Report on Form 10-K, as filed by us with the SEC (excluding exhibits), is a portion of the Annual Report that is being furnished to our shareholders as set forth in the Notice of Internet Availability. Our Annual Report will be mailed to those shareholders who request to receive written proxy materials. However, such Annual Report, including the Annual Report on Form 10-K, is not to be considered part of this proxy solicitation material. A copy of exhibits to our Annual Report on Form 10-K will be provided upon request to our Secretary, Cabela’s, One Cabela Drive, Sidney, Nebraska 69160 upon the payment of a reasonable fee to furnish such exhibits.

DATED: Sidney, Nebraska, March 31, 2009.

APPENDIX A

CABELA’S INCORPORATED
INDEPENDENCE GUIDELINES AND CATEGORICAL STANDARDS

     The Board intends that, except during periods of temporary vacancies, a majority of the directors will be independent directors, as independence is determined by the Board, based on the guidelines set forth below. Directors who do not satisfy these independence guidelines also make valuable contributions to the Board and to the Company by reason of their experience and wisdom.

     The Board has established the following guidelines to assist it in determining director independence, which conform to or exceed the independence requirements in the New York Stock Exchange listing requirements. In addition to applying these guidelines, the Board will consider all relevant facts and circumstances in making an independence determination, and not merely from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation.

     For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with the Company. In addition:

i.	A director who is an employee, or whose immediate family member is an executive officer, of the Company is not independent until three years after the end of such employment relationship.

ii.	A director who receives any direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), or whose immediate family member receives more than $100,000 per year in direct compensation, is not independent until three years after such compensation has been received.

iii.	A director who is affiliated with or employed by, or whose immediate family member is employed in a professional capacity by, a present or former internal or external auditor of the Company is not independent until three years after the end of the affiliation or the employment or auditing relationship.

iv.	A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company’s present executives serve on that company’s compensation committee is not independent until three years after the end of such service or the employment relationship.

v.	A director who is employed by, or whose immediate family member is an executive officer of, a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, is not independent until three years after falling below such threshold.

vi.	A director who has a direct or indirect material interest (as determined by the Board), or whose immediate family member has a direct or indirect material interest (as determined by the Board), in any transaction since the beginning of the Company’s last fiscal year, or any proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000 is not independent until one year after completion of the transaction.

A-1

     The Board has determined that the following relationships are categorically immaterial and shall not disqualify a director or nominee from being considered independent.

i.	A director, or an immediate family member of a director, is affiliated with, or is a partner, employee, officer, director, or less than 25% owner of, a company that makes or has made payments to, or receives or has received payments (other than contributions, if the entity is a tax–exempt organization) from, the Company for property or services, and the amount of such payments has not within any of such other company’s three most recently completed fiscal years exceeded the greater of $1 million or 1% of such other company’s consolidated gross revenues for such year.

ii.	A director, or an immediate family member of a director, is affiliated with, or is a partner, employee, officer, director, or less than 25% owner of, a bank, savings and loan association, insurance company, or other institutional lender that makes or has made loans to the Company (which shall include the purchase of notes or other debt instruments), and the amount of such loans has not within any of such lender’s three most recently completed fiscal years exceeded 1% of such lender’s, or 10% of the Company’s, consolidated gross assets.

iii.	A director, or an immediate family member of a director, is affiliated with, or is a partner, employee, officer, director, or less than 25% owner of, a paid advisor, paid consultant, or paid provider of professional services to any member of the Company’s senior management or Board, or any immediate family member of a member of the Company’s senior management or Board, and the amount of such payments has not within any of such firm’s three most recently completed fiscal years exceeded the greater of $250,000 or 1% of such other firm’s consolidated gross revenues for such year.

iv.	A director, or an immediate family member of a director, is a trustee, fiduciary, director, or officer of a tax-exempt organization to which the Company contributes, and the contributions to such organization by the Company have not within any of such organization’s three most recently completed fiscal years exceeded the greater of $250,000 or 1% of such organization’s consolidated gross revenues for such year.

A-2

APPENDIX B

CABELA’S INCORPORATED
QUALIFICATIONS AND SPECIFIC QUALITIES AND SKILLS REQUIRED FOR DIRECTORS

Board Membership Criteria

     The Nominating and Corporate Governance Committee works with the Board on a regular basis to determine the appropriate characteristics, skills and experience for the Board as a whole and its individual members with the objective of having a Board with diverse backgrounds and appropriate experience. In evaluating the suitability of individual Board members, the Board takes into account many factors, including general understanding of marketing, finance and other disciplines relevant to the success of a growing publicly traded company in today’s business environment, understanding of the Company’s business, educational and professional background, and personal accomplishment. The Board evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of the Company’s business and represent stockholder interests through the exercise of sound judgment, using its diversity of experience. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board.

Personal Characteristics and Core Competencies of Directors

     Individual directors should possess all of the following personal characteristics:

  Integrity and Accountability - Character is the primary consideration in evaluating any Board member. Directors should demonstrate high ethical standards and integrity in their personal and professional dealings and be willing to act on and remain accountable for their boardroom decisions.

  Informed Judgment - Board members should have the ability to provide wise, thoughtful counsel on a broad range of issues. Directors should possess high intelligence and wisdom and apply it in decision making.

  Financial Literacy - One of the important roles of the Board is to monitor the Company’s financial performance. Board members should be financially literate. Directors should know how to read a balance sheet, income statement and cash flow statement, and understand the use of financial ratios and other indices for evaluating Company performance.

  Mature Confidence - The Board functions best when directors value Board and team performance over individual performance. Openness to other opinions and the willingness to listen should rank as highly as the ability to communicate persuasively. Board members should approach others assertively, responsibly and supportively and raise tough questions in a manner that encourages open discussion.

  High Performance Standards - In today’s highly competitive world, only companies capable of performing at the highest levels are likely to prosper. Board members should have a history of achievements that reflect high standards for themselves and others.

  Passion - Directors should be passionate about the performance of the Company, both in absolute terms and relative to its peers. That passion should manifest itself in engaged debate about the future of the Company and a camaraderie among the Board that both challenges and inspires the Company’s employees.

B-1

  Creativity - Success in the retail business will ultimately go to the participants who adapt quickly to changing environments and implement creative solutions to the significant challenges faced by industry participants. Board members should possess the creative talents needed to augment those of management.

Core Competencies of the Board as a Whole

     To adequately fulfill the Board’s complex roles, from overseeing the audit and monitoring managerial performance to responding to crises and approving the Company’s strategic plan, a host of core competencies need to be represented on the Board. The Board as a whole should possess the following core competencies, with each member contributing knowledge, experience and skills in one or more domains.

  Accounting and Finance - Among the most important missions of the Board is ensuring that stockholder value is both enhanced through corporate performance and protected through adequate internal financial controls. The Board should have one or more directors with specific expertise in financial accounting and corporate finance, especially with respect to trends in debt and equity markets.

  Business Judgment - Stockholders rely on directors to make sensible choices on their behalf. Directors should have a record of making good business decisions in the corporate sector.

  Management - To monitor corporate management, the Board needs to understand management trends in general and industry trends in particular. The Board should have one or more directors who understand and stay current on general management “best practices” and their application in complex, rapidly evolving business environments.

  Crisis Response - Organizations inevitably experience both short and long-term crises. The ability to deal with crises can minimize ramifications and limit negative impact on Company performance. Boards should have one or more directors who have the ability and time to perform during periods of both short-term and prolonged crises.

  Industry Knowledge - Companies continually face new opportunities and threats that are unique to their industries. The Board should have one or more members with appropriate and relevant industry-specific knowledge.

  Leadership - Ultimately, a company’s performance will be determined by the directors’ and CEO’s ability to attract, motivate and energize a high-performance leadership team. The Board should have one or more directors who understand and possess empowerment skills and have a history of motivating high-performing talent.

  Strategy and Vision - A key Board role is to approve and monitor Company strategy to ensure the Company’s continued high performance. The Board should have one or more directors with the skills and capacity to provide strategic insight and direction by encouraging innovation, conceptualizing key trends, evaluating strategic decisions and continuously challenging the organization to sharpen its vision.

B-2

APPENDIX C

CABELA’S INCORPORATED
2004 STOCK PLAN
(AS AMENDED AND RESTATED EFFECTIVE MAY ____, 2009)

ARTICLE 1
PURPOSES

     The purposes of the Plan are to foster and promote the long-term financial success of the Company and the Subsidiaries and materially increase stockholder value by (a) motivating superior performance by Participants, (b) providing Participants with an ownership interest in the Company, and (c) enabling the Company and the Subsidiaries to attract and retain the services of outstanding Employees upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.

ARTICLE 2
DEFINITIONS

     2.1 Certain Definitions. Capitalized terms used herein without definition shall have the respective meanings set forth below:

     “Adjustment Event” means any dividend payable in capital stock, stock split, share combination, extraordinary cash dividend, liquidation, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other similar event affecting the Common Stock.

     “Affiliate” means, with respect to any person, any other person controlled by, controlling or under common control with, such person.

     “Alternative Award” has the meaning given in Section 8.4.

     “Annual Options” has the meaning given in Section 5.6.

     “Automatic Non-Employee Director Options” has the meaning given in Section 5.6.

     “Award” means any Option, Stock Appreciation Right, Automatic Non-Employee Director Option, Performance Stock, Performance Unit, Restricted Stock or Restricted Stock Unit granted pursuant to the Plan, including an Award combining two or more types in a single grant.

     “Award Agreement” means any written agreement, contract or other instrument or document evidencing any Award granted by the Committee pursuant to the Plan.

     “Board” means the Board of Directors of the Company.

     “Cabela Family” means the class composed of Richard Cabela and James Cabela, their respective spouses and lineal descendants, any trust established for the benefit of any one or more of said persons and any entity where 50% or more of the combined voting power is owned by any one or more of said persons.

     “Cause” means, except as otherwise defined in an Award Agreement, with respect to any Participant (as determined by the Committee in its sole discretion) (i) the continued and willful failure of the Participant substantially to perform the duties of his or her employment for the Company or any Subsidiary (other than any such failure due to the Participant’s Disability); (ii) the Participant’s engaging in willful or serious misconduct that has caused or could reasonably be expected to result in material injury to the Company or any of its Subsidiaries or Affiliates, including, but not limited to, by way of damage to the Company’s, a Subsidiary’s or an Affiliate’s reputation or public standing; (iii) the Participant’s conviction of, or entering a plea of guilty or nolo contendere to, a crime constituting a felony; or (iv) the Participant’s material violation or breach of any statutory or common law duty of loyalty to the Company or any Subsidiary, the Company’s or any Subsidiary’s code of conduct or ethics or other Company or Subsidiary policy or rule or the material breach by the Participant of any of his or her obligations under any written covenant or agreement with the Company or any of its Subsidiaries or Affiliates; provided that, with respect to any Participant who is a party to an employment agreement with the Company or any Subsidiary, “Cause” shall have the meaning, if any, specified in such Participant’s employment agreement.

     “Change in Control” means, except as otherwise defined in an Award Agreement, the date on which any of the following events occurs:

     a. a change in the ownership of the Company, which occurs on the date on which any one person, or more than one person acting as a “group” (as defined in Section 13(d) of the Exchange Act), other than the Company, the Subsidiaries, any employee benefit plan of the Company or the Subsidiaries or the Cabela’s Family, acquires ownership of stock of the Company that, together with stock held by such person or group constitutes more than fifty percent (50%) of the total voting power of the stock of the Company.

     b. a change in the effective control of the Company, which occurs on the date on which a majority of the members of the Company’s Board are replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election, but only if no other corporation is a majority shareholder of the Company.

     c. a change in the ownership of a substantial portion of the assets of the Company, which occurs on the date on which any one person, or more than one person acting as a “group” (as defined in Section 13(d) of the Exchange Act), other than an Affiliate, acquires assets from the Company that have a total gross fair market value of more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition, taking into account all such assets acquired during the 12-month period ending on the date of the most recent acquisition by such person or group.

     The determination of a Change in Control shall be based on objective facts and in accordance with the requirements of Code Section 409A.

      “Change in Control Price” means the price per share offered in conjunction with any transaction resulting in a Change in Control on a fully-diluted basis (as determined in good faith by the Committee as constituted before the Change in Control, if any part of the offered price is payable other than in cash).

     “Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

     “Code Section 409A” means Section 409A of the Code, and the Regulations and other guidance issued thereunder.

     “Committee” means the Compensation Committee of the Board.

     “Common Stock” means the Class A Common Stock of the Company.

     “Company” means Cabela’s Incorporated, a Delaware corporation, and any successor thereto.

     “Confidentiality and Noncompetition Agreement” means a restrictive agreement required to be entered into by a Participant as a condition to receipt of an Award and which may include covenants covering confidentiality, noncompetition, nonsolicitation, noninterference, proprietary matters and such other matters as may be determined by the Committee.

     “Disability” means that a Participant either (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident or health plan covering employees of the Company. The Committee’s reasoned and good faith judgment of Disability shall be final, binding and conclusive, and shall be based on such competent medical evidence as shall be presented to it by such Participant and/or by any physician or group of physicians or other competent medical expert employed by the Participant or the Company to advise the Committee.

     “Dividend Equivalents” means an amount equal to any dividends and distributions paid by the Company with respect to the number of shares of Common Stock subject to an Award.

     “Employee” means any officer or employee of, or any natural person who is a consultant or advisor to, the Company or any Subsidiary. For purposes of the Plan, references to employment shall also mean an agency or independent contractor relationship.

     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder.

     “Fair Market Value” means, unless otherwise defined in an Award Agreement, as of any date, the closing price of one share of Common Stock on the New York Stock Exchange (or on such other recognized market or quotation system on which the trading prices of Common Stock are traded or quoted at the relevant time) on the trading day on the date as of which such Fair Market Value is determined. If there are no Common Stock transactions reported on the New York Stock Exchange (or on such other exchange or system as described above) on such date, Fair Market Value shall mean the closing price for a share of Common Stock on the immediately preceding day on which Common Stock transactions were so reported.

     “Initial Option” has the meaning given in Section 5.6.

     “IPO Date” means the first trading day on or after the date on which the Securities and Exchange Commission declares effective a Registration Statement on Form S-1 filed by the Company for an underwritten public offering of Common Stock.

     “ISOs” has the meaning given in Section 5.1.

     “Mature Shares” means previously-acquired shares of Common Stock for which the Participant has good title, free and clear of all liens and encumbrances, and which such Participant either (i) has held for at least 6 months or (ii) has purchased on the open market.

     “New Employer” means a Participant’s employer, or the parent or a subsidiary of such employer, immediately following a Change in Control.

     “Non-Employee Director” means a director of the Company who is not an employee of the Company or of any Subsidiary.

     “NSOs” has the meaning given in Section 5.1.

     “Option” means the right granted to a Participant pursuant to the Plan to purchase a stated number of shares of Common Stock at a stated price for a specified period of time. For purposes of the Plan, an Option may be either an ISO or a NSO.

     “Participant” means any Employee or Non-Employee Director or prospective Employee or Non-Employee Director designated by the Committee (or its delegate) to receive an Award under the Plan.

     “Performance Period” means the period, as determined by the Committee, during which the performance of the Company, any Subsidiary, any business unit or division and any individual is measured to determine whether and the extent to which the applicable performance measures have been achieved.

     “Performance Stock” means a grant of a stated number of shares of Common Stock to a Participant under the Plan that is forfeitable by the Participant until the attainment of specified performance goals, or until otherwise determined by the Committee or in accordance with the Plan, subject to the continuous employment of the Participant through the applicable Performance Period.

     “Performance Unit” means a Participant’s contractual right to receive a stated number of shares of Common Stock or, if provided by the Committee on the grant date, cash equal to the Fair Market Value of such shares of Common Stock, under the Plan at a specified time that is forfeitable by the Participant until the attainment of specified performance goals, or until otherwise determined by the Committee or in accordance with the Plan, subject to the continuous employment of the Participant through the applicable Performance Period.

     “Permitted Transferee” has the meaning given in Section 11.1.

     “Plan” means this Cabela’s Incorporated 2004 Stock Plan, as the same may be amended from time to time.

     “Regulations” means the regulations of the United States Department of the Treasury pertaining to the federal income tax, as from time to time in force.

     “Restricted Stock” means a grant of a stated number of shares of Common Stock to a Participant under the Plan that is forfeitable by the Participant until the completion of a specified period of future service, or until otherwise determined by the Committee or in accordance with the Plan.

     “Restricted Stock Unit” means a Participant’s contractual right to receive a stated number of shares of Common Stock or, if provided by the Committee on the grant date, cash equal to the Fair Market Value of such shares of Common Stock, under the Plan at the end of a specified period of time that is forfeitable by the Participant until the completion of a specified period of future service, or until otherwise determined by the Committee or in accordance with the Plan.

     “Restriction Period” means the period, as determined by the Committee, during which any Performance Stock, Performance Units, Restricted Stock or Restricted Stock Units, as the case may be, are subject to forfeiture and/or restriction on transfer pursuant to the terms of the Plan.

     “Retirement” means, except as otherwise defined in an Award Agreement, a Participant’s retirement from active employment with the Company and any Subsidiary at or after such Participant attains age 65, or age 55 with 10 years of service to the Company or any Subsidiary.

     “Stock Appreciation Right” means, with respect to shares of Common Stock, the right to receive a payment from the Company in cash and/or shares of Common Stock equal to the product of (i) the excess, if any, of the Fair Market Value of one share of Common Stock on the exercise date over a specified price fixed by the Committee on the grant date, multiplied by (ii) a stated number of shares of Common Stock.

     “Subsidiary” means any corporation in which the Company owns, directly or indirectly, stock representing 50% or more of the combined voting power of all classes of stock entitled to vote, and any other business organization, regardless of form, in which the Company possesses, directly or indirectly, 50% or more of the total combined equity interests in such organization.

     “Ten Percent Holder” has the meaning given in Section 5.2.

     2.2 Gender and Number. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

ARTICLE 3
POWERS OF THE COMMITTEE

     3.1 Eligibility and Participation. Participants in the Plan shall be those Employees or prospective Employees designated by the affirmative action of the Committee (or its delegate) to participate in the Plan. Non-Employee Directors shall only be eligible to participate in the Plan in accordance with Section 5.6.

     3.2 Power to Grant and Establish Terms of Awards. Subject to Code Section 409A, other applicable laws and the terms of the Plan, the Committee shall have the discretionary authority to determine the Employees to whom Awards shall be granted, the type or types of Awards to be granted and the terms and conditions of any and all Awards including, without limitation, the number of shares of Common Stock subject to an Award, the time or times at which Awards shall be granted, the terms and conditions of applicable Award Agreements and, if required by the Committee as a condition to an Award, the form and substance of any Confidentiality and Noncompetition Agreements. The Committee may establish different terms and conditions for different types of Awards, for different Participants receiving the same type of Award and for the same Participant for each Award such Participant may receive, whether or not granted at the same or different times.

     3.3 Administration. The Committee shall be responsible for the administration of the Plan. Any Awards granted by the Committee may be subject to such conditions, not inconsistent with the terms of the Plan, as the Committee shall determine, in its sole discretion. The Committee shall have discretionary authority to prescribe, amend and rescind rules and regulations relating to the Plan, to provide for conditions deemed necessary or advisable to protect the interests of the Company, to interpret the Plan and to make all other determinations necessary or advisable for the administration and interpretation of the Plan and to carry out its provisions and purposes. Any determination, interpretation or other action made or taken (including any failure to make any determination or interpretation, or take any other action) by the Committee pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes and upon all persons and shall be given deference in any proceeding with respect thereto.

     3.4 Delegation by the Committee. All of the powers, duties and responsibilities of the Committee specified herein may, to the fullest extent permitted by applicable law, be exercised and performed by a committee of two or more Company employees, which shall include the Company’s Chief Executive Officer, to the extent authorized by the Committee to exercise and perform such powers, duties and responsibilities; provided that, the Committee shall not delegate its authority with respect to the compensation of any “officer” within the meaning of Rule 16(a)-1(f) promulgated under the Exchange Act or any “covered employee” within the meaning of Section 162(m)(3) of the Code (or any person who, in the Committee’s judgment, is likely to be a “covered employee” at any time during the period an Award hereunder to such person would be outstanding).

     3.5 Performance-Based Compensation. Notwithstanding anything to the contrary contained in the Plan, to the extent the Committee determines on the grant date that an Award shall qualify as “other performance based compensation” within the meaning of Section 162(m)(4) of the Code, the Committee shall not exercise any subsequent discretion otherwise authorized under the Plan with respect to such Award if the exercise of the Committee’s discretion would cause such award to fail to qualify as “other performance based compensation.”

     3.6 Participants Based Outside the United States. Notwithstanding anything to the contrary herein, the Committee, in order to conform with provisions of local laws and regulations in foreign countries in which the Company or its Subsidiaries operate, shall have sole discretion to (i) modify the terms and conditions of Awards granted to Participants employed outside the United States, (ii) establish subplans with modified exercise procedures and such other modifications as may be necessary or advisable under the circumstances presented by local laws and regulations, and (iii) take any action which it deems advisable to obtain, comply with or otherwise reflect any necessary governmental regulatory procedures, exemptions or approvals with respect to the Plan or any subplan established hereunder.

ARTICLE 4
STOCK SUBJECT TO PLAN

     4.1 Number. Subject to the provisions of this Article 4, the maximum number of shares of Common Stock available for Awards under the Plan and issuable in respect of outstanding awards granted shall not exceed 10,002,500 shares of Common Stock. The shares of Common Stock to be delivered under the Plan may consist, in whole or in part, of Common Stock held in treasury or authorized but unissued shares of Common Stock, not reserved for any other purpose.

     4.2 Canceled, Terminated, or Forfeited Awards, etc. Shares subject to any Award granted hereunder that for any reason are canceled, terminated, forfeited or otherwise settled without the issuance of Common Stock after the effective date of the Plan shall again be available for grant under the Plan, subject to the maximum limitation specified in Section 4.1. Without limiting the generality of this Section 4.2, (i) shares of Common Stock withheld by the Company to satisfy any withholding obligation of a Participant pursuant to Section 11.4 shall not reduce the maximum share limitation specified in Section 4.1 and shall again be available for grant under the Plan, (ii) shares of Common Stock tendered by a Participant to pay the exercise price of any Options shall not reduce the maximum share limitation specified in Section 4.1 and shall again be available for grant under the Plan, and (iii) shares of Common Stock issued in connection with Awards that are assumed, converted or substituted pursuant to an Adjustment Event or Change in Control (i.e., Alternative Awards) will not further reduce the maximum share limitation specified in Section 4.1. For purposes of this Article 4, if a Stock Appreciation Right is granted in tandem with an Option so that only one may be exercised with the other being surrendered on such exercise in accordance with Section 5.7, the number of Shares subject to the tandem Option and Stock Appreciation Right award shall only be taken into account once (and not as to both awards).

     4.3 Individual Award Limitations. Subject to the provisions of Section 4.4, the following individual Award limits shall apply:

     a. During any 36-month period, no Participant shall receive Options or Stock Appreciation Rights covering more than 734,000 shares of Common Stock; and

     b. During any 36-month period, no Participant shall receive any Awards that are subject to performance measures covering more than 734,000 shares of Common Stock; provided that this number of shares of Common Stock shall be proportionately adjusted on a straight-line basis for Performance Periods of shorter or longer duration, not to exceed five years.

     4.4 Adjustment in Capitalization. In the event of any Adjustment Event affecting the Common Stock such that an adjustment is required to preserve, or to prevent enlargement of, the benefits or potential benefits made available under the Plan, then the Committee shall, in such manner as the Committee shall deem equitable, adjust any or all of (i) the number and kind of shares which thereafter may be awarded or optioned and sold under the Plan (including, without limitation, adjusting any limits on the number and types of Awards that may be made under the Plan), (ii) the number and kind of shares subject to each Automatic Non-Employee Director Option to be granted to Non-Employee Directors pursuant to Section 5.6, but only with respect to Adjustment Events occurring subsequent to the IPO Date, (iii) the number and kind of shares subject to outstanding Awards, and (iv) the grant, exercise or conversion price with respect to any Award. In addition, the Committee may make provisions for a cash payment to a Participant or a person who has an outstanding Award. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive. The number of shares of Common Stock subject to any Award shall be rounded to the nearest whole number. Any such adjustment shall be consistent with Sections 424, 409A and 162(m) of the Code to the extent the Awards subject to adjustment are subject to such Sections of the Code.

ARTICLE 5
STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

     5.1 Grant. At such time or times as shall be determined by the Committee, Options may be granted to Participants other than Non-Employee Directors; provided, however, that prior to the IPO Date, Options may be granted to Non-Employee Directors. Options pursuant to this Plan may be of two types: (i) “incentive stock options” within the meaning of Section 422 of the Code (“ISOs”) and (ii) non-statutory stock options (“NSOs”), which are not ISOs. The grant date of an Option under the Plan will be the date on which the Option is awarded by the Committee or such other future date as the Committee shall determine in its sole discretion. Each Option shall be evidenced by an Award Agreement that shall specify the type of Option granted, the exercise price, the duration of the Option, the number of shares of Common Stock to which the Option pertains, the conditions upon which the Option or any portion thereof shall become vested or exercisable, and such other terms and conditions not inconsistent with the Plan as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters. For the avoidance of doubt, ISOs may only be granted to Employees who are treated as common law employees of the Company or any Subsidiary Corporation (as defined in Section 424(f) of the Code). To the extent that the aggregate Fair Market Value (determined on the date the Option is granted) of shares of Common Stock with respect to which Options designated as ISOs are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of the Company, or any parent or subsidiary as defined in Section 424 of the Code) exceed the amount (currently $100,000) established by the Code, such options shall constitute NSOs.

     5.2 Exercise Price. Each Option granted pursuant to the Plan shall have an exercise price per share of Common Stock determined by the Committee; provided that such per share exercise price of any Option may not be less than the Fair Market Value of one share of Common Stock on the date the Option is granted; provided further, that if an ISO shall be granted to any person who, at the time such Option is granted, owns capital stock possessing more than ten percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or subsidiary as defined in Section 424 of the Code) (a “Ten Percent Holder”), the per share exercise price shall be the price (currently 110% of Fair Market Value) required by the Code in order to constitute an ISO.

     5.3 Exercisability. Each Option awarded to a Participant under the Plan shall become exercisable based on the performance of a minimum period of service or the occurrence of any event or events, including a Change in Control, as the Committee shall determine, either at or after the grant date. No Option shall be exercisable on or after the tenth anniversary of its grant date; provided that if an ISO shall be granted to a Ten Percent Holder, such ISO shall not be exercisable on or after the fifth anniversary of its grant date. Except as otherwise provided in the Plan, the applicable Award Agreement or as determined by the Committee at or after the grant date, after becoming exercisable each installment of an Option shall remain exercisable until expiration, termination or cancellation of the Option and, until such time, may be exercised from time to time in whole or in part, up to the total number of shares of Common Stock with respect to which it is then exercisable.

     5.4 Payment. The Committee shall establish procedures governing the exercise of Options, which procedures shall generally require that written notice of exercise thereof be given and that the exercise price thereof be paid in full at the time of exercise (i) in cash or cash equivalents, including by personal check, or (ii) in accordance with such other procedures or in such other forms as the Committee shall from time to time determine. The exercise price of any Options exercised may be paid in full or in part in the form of Mature Shares, based on the Fair Market Value of such Mature Shares on the date of exercise, subject to such rules and procedures as may be adopted by the Committee. As soon as practicable after receipt of a written exercise notice and payment of the exercise price in accordance with this Section 5.4, the Company shall deliver to the Participant a certificate or certificates representing the shares of Common Stock acquired upon the exercise thereof, bearing appropriate legends if applicable.

     5.5 Prohibition Against Repricing. Notwithstanding any provision in this Plan to the contrary and subject to Section 4.4, the Board and the Committee shall not have the power or authority to reduce, whether through amendment or otherwise, the exercise price of any outstanding Option or to grant any new Options with a lower exercise price in substitution for or upon the cancellation of Options previously granted without the affirmative vote of a majority of the voting power of the shares of capital stock of the Company represented at a meeting in which such action is considered for approval. Any such reduction of exercise price or regranting of such Options, as the case may be, shall be made in compliance with Section 1.409A(b)(5)(v) of the Regulations so as not to be treated as providing for the deferral of compensation.

     5.6 Automatic Grants of Options to Non-Employee Directors. From and after and subject to the occurrence of the IPO Date, the Company shall grant NSOs to Non-Employee Directors pursuant to this Section 5.6, which grants shall be automatic and nondiscretionary and otherwise subject to the terms and conditions set forth in this Section 5.6 and the terms of the Plan including Section 4.4 (“Automatic Non-Employee Director Options”). Each Non-Employee Director shall be automatically granted a NSO to purchase 2,000 shares of Common Stock (an “Initial Option”) on the date the Non-Employee Director first joins the Board, and thereafter shall be automatically granted a NSO to purchase 2,000 shares of Common Stock (the “Annual Options”) on the date immediately following the Company’s annual meeting of stockholders beginning with the annual meeting in 2005; provided, however, that he or she is then a director of the Company and, provided, further, that as of such date, such director shall have served on the Board for at least the preceding six (6) months.

     The term of each Automatic Non-Employee Director Option shall be eight (8) years. The option price per share of Common Stock purchasable under an Automatic Non-Employee Director Option shall be 100% of the Fair Market Value of the Common Stock on the date of grant. Each Automatic Non-Employee Director Option shall vest on the anniversary of the date of grant. Unless otherwise determined by the Committee at or after the grant date, if a Non-Employee Director ceases to be a member of the Board for any reason, the Non-Employee Director (or the Non-Employee Director’s beneficiary or legal representative) may exercise any Automatic Non-Employee Director Options that are exercisable on the date of the Non-Employee Director ceases to be a member of the Board until the expiration of the term of such Automatic Non-Employee Director Options. Any Automatic Non-Employee Director Options that are not then exercisable shall be forfeited and canceled as of the date the Non-Employee Director ceases to be a member of the Board.

     In the event that the number of shares of Common Stock available for grant under the Plan is not sufficient to accommodate the Automatic Non-Employee Director Options, then the remaining shares of Common Stock available for Automatic Non-Employee Director Options shall be granted to Non-Employee Directors on a pro-rata basis. No further grants shall be made until such time, if any, as additional shares of Common Stock become available for grant under the Plan through action of the Board and/or the stockholders of the Company to increase the number of shares of Common Stock that may be issued under the Plan or through cancellation or expiration of Awards previously granted hereunder.

     5.7 Stock Appreciation Rights.

     a. Grant. Stock Appreciation Rights may be granted to Participants other than Non-Employee Directors at such time or times as shall be determined by the Committee. Stock Appreciation Rights may be granted in tandem with Options which, unless otherwise determined by the Committee at or after the grant date, shall have substantially similar terms and conditions to such Options to the extent applicable, or may be granted on a freestanding basis, not related to any Option. The grant date of any Stock Appreciation Right under the Plan will be the date on which the Stock Appreciation Right is awarded by the Committee or such other future date as the Committee shall determine in its sole discretion; provided that the grant date of any Stock Appreciation Right granted in tandem with an ISO shall be the same date that the ISO is awarded. No Stock Appreciation Right shall be exercisable on or after the tenth anniversary of its grant date. Stock Appreciation Rights shall be evidenced in writing, whether as part of the Award Agreement governing the terms of the Options, if any, to which such Stock

Appreciation Right relates or pursuant to a separate Award Agreement with respect to freestanding Stock Appreciation Rights, in each case, containing such provisions not inconsistent with the Plan as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters.

     b. Exercise. Stock Appreciation Rights awarded to a Participant under the Plan shall become exercisable based on the performance of a minimum period of service or the occurrence of any event or events, including a Change in Control, as the Committee shall determine, either at or after the grant date; provided that, except as otherwise provided in this Plan, no Stock Appreciation Right shall become exercisable prior to a Participant’s completion of one year of service for the Company or any Subsidiary. Stock Appreciation Rights that are granted in tandem with an Option may only be exercised upon the surrender of the right to exercise such Option for an equivalent number of shares of Common Stock, and may be exercised only with respect to the shares of Common Stock for which the related Option is then exercisable.

     c. Settlement. Subject to Section 11.4, upon exercise of a Stock Appreciation Right, the Participant shall be entitled to receive payment in the form, determined by the Committee, of cash or shares of Common Stock having a Fair Market Value equal to such cash amount, or a combination of shares of Common Stock and cash having an aggregate value equal to such amount, determined by multiplying:

     i. any increase in the Fair Market Value of one share of Common Stock on the exercise date over the price fixed by the Committee on the grant date of such Stock Appreciation Right, which may not be less than the Fair Market Value of a share of Common Stock on the grant date of such Stock Appreciation Right (except if awarded in tandem with a NSO but after the grant date of such NSO, then not less than the exercise price of such NSO), by

     ii. the number of shares of Common Stock with respect to which the Stock Appreciation Right is exercised; provided, however, that on the grant date, the Committee may establish, in its sole discretion, a maximum amount per share which will be payable upon exercise of a Stock Appreciation Right.

     5.8 Termination of Employment.

     a. Due to Death or Disability. Unless otherwise determined by the Committee at or after the grant date, if a Participant’s employment terminates by reason of such Participant’s death or Disability, any Option or Stock Appreciation Right granted to such Participant shall become fully vested and immediately exercisable in full and may be exercised by the Participant (or the Participant’s beneficiary or legal representative) until the earlier of (i) the twelve-month anniversary of the date of such termination, and (ii) the expiration of the term of such Option or Stock Appreciation Right.

     b. Due to Retirement. Unless otherwise determined by the Committee at or after the grant date, if a Participant’s employment terminates due to his or her Retirement, the Participant (or the Participant’s beneficiary or legal representative) may exercise any Options and Stock Appreciation Rights that are exercisable on the date of his or her Retirement until the earlier of (i) the twelve-month anniversary following the date of the Participant’s Retirement, and (ii) the expiration of the term of such Options or Stock Appreciation Rights. Any Options and Stock Appreciation Rights that are not then exercisable upon the Participant’s Retirement shall be forfeited and canceled as of the date of such termination.

     c. For Cause. If a Participant’s employment is terminated by the Company or any Subsidiary for Cause (or if, following the date of termination of the Participant’s employment for any reason, the Committee determines that circumstances exist such that the Participant’s employment could have been terminated for Cause), any Options and Stock Appreciation Rights granted to such Participant, whether or not then exercisable, shall be immediately forfeited and canceled as of the date of such termination.

     d. For Any Other Reason. Unless otherwise determined by the Committee at or after the grant date, if a Participant’s employment is terminated for any reason other than one described in Section 5.8(a), (b) or (c), the Participant may exercise any Options and Stock Appreciation Rights that are exercisable on the date of such termination until the earlier of (i) the 90th day following the date of such termination, and (ii) the expiration of the term of such Options or Stock Appreciation Rights. Any Options and Stock Appreciation Rights that are not exercisable upon termination of a Participant’s employment shall be forfeited and canceled as of the date of such termination.

     5.9 Committee Discretion. Notwithstanding anything to the contrary contained in this Article 5, the Committee may, subject to the provisions of Code Section 409A, at or after the date of grant, accelerate or waive any conditions to the exercisability of any Option or Stock Appreciation Right or Automatic Non-Employee Director Options granted under the Plan, and may permit all or any portion of any such Option or Stock Appreciation Right or Automatic Non-Employee Director Option to be exercised following the termination of a Participant’s employment, or the failure of a Participant to remain a member of the Board, for any reason on such terms and subject to such conditions as the Committee shall determine. The forgoing notwithstanding, the Committee may not extend the term of any Option or Stock Appreciation Right or Automatic Non-Employee Director Option.

ARTICLE 6
PERFORMANCE STOCK AND PERFORMANCE UNITS

     6.1 Grant. Performance Stock and Performance Units may be granted to Participants other than Non-Employee Directors at such time or times as shall be determined by the Committee. The grant date of any Performance Stock or Performance Units under the Plan will be the date on which such Performance Stock or Performance Units are awarded by the Committee or on such other future date as the Committee shall determine in its sole discretion. Performance Stock and Performance Units shall be evidenced by an Award Agreement that shall specify the number of shares of Common Stock to which the Performance Stock and the Performance Units pertain, the Restriction Period, and such other terms and conditions not inconsistent with the Plan as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters. No shares of Common Stock will be issued at the time an Award of Performance Units is made, and the Company shall not be required to set aside a fund for the payment of any such Award.

     6.2 Vesting.

     a. In General. Performance Stock and Performance Units granted to a Participant under the Plan shall be subject to a Restriction Period, which shall lapse upon the attainment of specified performance objectives or the occurrence of any event or events, including a Change in Control, as the Committee shall determine, either at or after the grant date. No later than the 90th day after the applicable Performance Period begins (or such other date as may be required or permitted under Section 162(m) of the Code, if applicable), the Committee shall establish the performance objectives upon which the Restriction Period shall lapse.

     b. Performance Objectives. Any such performance objectives will be based upon the relative or comparative achievement of one or more of the following criteria: (i) earnings before or after taxes, interest, depreciation, and/or amortization; (ii) net earnings (before or after taxes); (iii) net income (before or after taxes); (iv) operating income before or after depreciation and amortization (and including or excluding capital expenditures); (v) operating income (before or after taxes); (vi) operating profit (before or after taxes); (vii) book value; (viii) earnings per share (before or after taxes); (ix) market share; (x) return measures (including, but not limited to, return on capital, invested capital, assets, equity); (xi) margins; (xii) share price (including, but not limited to, growth measures and total shareholder return); (xiii) comparable or same store sales; (xiv) sales or product volume growth; (xv) productivity improvement or operating efficiency; (xvi) costs or expenses; (xvii) shareholders’ equity; (xviii) revenues or sales; (xix) cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital); (xx) revenue-generating unit-based metrics; (xxi) expense targets; (xxii) individual performance objectives; (xxiii) working capital targets; (xxiv) measures of economic value added; (xxv) inventory control; or (xxvi) enterprise value.

     c. Special Rules Relating to Performance Objectives. Performance objectives may be established on an individual or a Company-wide basis or with respect to one or more Company business units or divisions, or Subsidiaries; and either in absolute terms, relative to the performance of one or more similarly situated persons or companies, or relative to the performance of an index covering a peer group of companies. When establishing performance objectives for the applicable Performance Period, the Committee may exclude any or all “extraordinary items” as determined under U.S. generally accepted accounting principals including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, other unusual or non-recurring items, and the cumulative effects of accounting changes, and as identified in the Company’s financial statements, notes to the Company’s financial statements or management’s discussion and analysis of financial condition and results of operations contained in the Company’s most recent annual report filed with the U.S. Securities and Exchange Commission pursuant to the Exchange Act.

     d. Certification of Attainment of Performance Objectives. The Restriction Period with respect to any Performance Stock or Performance Units shall lapse upon the written certification by the Committee that the performance objective or objectives for the applicable Performance Period have been attained. The Committee may provide at the time of grant that if the performance objective or objectives are attained in part, the Restriction Period with respect to a specified portion (which may be zero) of any Performance Stock or Performance Units will lapse.

     e. Newly Eligible Participants. Notwithstanding anything in this Article 6 to the contrary, the Committee shall be entitled to make such rules, determinations and adjustments as it deems appropriate with respect to any Participant who becomes eligible to receive an Award of Performance Stock or Performance Units after the commencement of a Performance Period.

     6.3 Additional Provisions Relating to Performance Stock.

     a. Restrictions on Transferability. Except as provided in Section 11.1 or in an Award Agreement, no Performance Stock may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the lapse of the Restriction Period. Thereafter, Performance Stock may only be sold, transferred, pledged, assigned or otherwise alienated or hypothecated in compliance with all applicable securities laws, the Award Agreement and any other agreement to which the Performance Stock is subject. The Committee shall require that any stock certificates evidencing any Performance Stock be held in the custody of the Secretary of the Company until the applicable Restriction Period lapses, and that, as a condition of any grant of Performance Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the shares of Common Stock covered by such Award. Any attempt by a Participant, directly or indirectly, to offer, transfer, sell, pledge, hypothecate or otherwise dispose of any Performance Stock or any interest therein or any rights relating thereto without complying with the provisions of the Plan, including this Section 6.3, shall be void and of no effect.

     b. Legend. Each certificate evidencing shares of Common Stock subject to an Award of Performance Stock shall be registered in the name of the Participant holding such Performance Stock and shall bear the following (or similar) legend:

     “THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) CONTAINED IN THE CABELA’S INCORPORATED 2004 STOCK PLAN AND THE RELATED AWARD AGREEMENT AND NEITHER THIS CERTIFICATE NOR THE SHARES REPRESENTED BY IT ARE ASSIGNABLE OR OTHERWISE TRANSFERABLE EXCEPT IN ACCORDANCE WITH SUCH PLAN AND AWARD AGREEMENT, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE COMPANY.”

     c. Rights as a Stockholder. Unless otherwise determined by the Committee at or after the grant date, a Participant holding outstanding Performance Stock shall be entitled to (i) receive all dividends and distributions paid in respect of the shares of Common Stock underlying such Award; provided that, if any such dividends or distributions are paid in shares of Common Stock or other securities, such shares and other securities shall be subject to the same Restriction Period and other restrictions as apply to the Performance Stock with respect to which they were paid, and (ii) exercise full voting rights and other rights as a stockholder with respect to the shares of Common Stock underlying such Award during the period in which such shares remain subject to the Restriction Period.

     6.4 Additional Provisions Relating to Performance Units.

     a. Restrictions on Transferability. Unless and until the Company issues a certificate or certificates to a Participant for shares of Common Stock in respect of his or her Award of Performance Units, no Performance Units may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated. Upon issuance of such certificate or certificates and if such shares of Common Stock remain subject to the Restriction Period, such shares shall be subject to the provisions of Section 6.3 until the lapse of the Restriction Period. Any attempt by a Participant, directly or indirectly, to offer, transfer, sell, pledge, hypothecate or otherwise dispose of any Performance Units or any interest therein or any rights relating thereto without complying with the provisions of the Plan, including this Section 6.4, shall be void and of no effect.

     b. Rights as a Stockholder. The Committee shall determine whether and to what extent Dividend Equivalents will be credited to the account of, or paid currently to, a Participant receiving an Award of Performance Units. Unless otherwise determined by the Committee at or after the grant date, (i) any cash Dividend Equivalents credited to the Participant’s account shall be deemed to have been invested in additional Performance Units on the record date established for the related dividend or distribution in an amount equal to the greatest whole number which may be obtained by dividing (A) the value of such dividend or distribution on the record date by (B) the Fair Market Value of one share of Common Stock on such date, and such additional Performance Units shall be subject to the same terms and conditions as are applicable in respect of the Performance Units with respect to which such Dividend Equivalents were payable, and (ii) if any such dividends or distributions are paid in shares of Common Stock or other securities, such shares of Common Stock and other securities shall be subject to the same Restriction Period and other restrictions as apply to the Performance Units with respect to which they were paid. Unless and until the Company issues a certificate or certificates to a Participant for shares of Common Stock in respect of his or her Award of Performance Units, or otherwise determined by the Committee at or after the grant date, a Participant holding outstanding Performance Units shall not be entitled to exercise any voting rights and any other rights as a stockholder with respect to the shares of Common Stock underlying such Award.

     c. Settlement of Performance Units. Unless the Committee determines otherwise at or after the grant date, as soon as reasonably practicable after, but no later than sixty (60) days following, the lapse of the Restriction Period with respect to any Performance Units then held by a Participant, the Company shall issue to the Participant a certificate or certificates for the shares of Common Stock underlying such Performance Units (plus additional shares of Common Stock for each Performance Unit credited in respect of Dividend Equivalents) or, if the Committee so determines in its sole discretion, an amount in cash equal to the Fair Market Value of such shares of Common Stock.

     6.5 Termination of Employment.

     a. Due to Death, Disability or Retirement. Unless otherwise determined by the Committee at or after the grant date, if a Participant’s employment terminates by reason of such Participant’s death, Disability or Retirement, the Restriction Period on all of the Participant’s Performance Stock and Performance Units shall lapse only to the extent that the applicable performance objectives (pro rated through the date of termination) have been achieved through the date of termination. Any Performance Stock and Performance Units for which the Restriction Period has not then lapsed shall be forfeited and canceled as of the date of such termination.

     b. For Any Other Reason. Unless otherwise determined by the Committee at or after the grant date, if a Participant’s employment is terminated for any reason other than one described in Section 6.5(a), any Performance Stock and Performance Units granted to such Participant shall be immediately forfeited and canceled as of the date of such termination of employment.

ARTICLE 7
RESTRICTED STOCK AND RESTRICTED STOCK UNITS

     7.1 Grant. Restricted Stock and Restricted Stock Units may be granted to Participants other than Non-Employee Directors at such time or times as shall be determined by the Committee. The grant date of any Restricted Stock or Restricted Stock Units under the Plan will be the date on which such Restricted Stock or Restricted Stock Units are awarded by the Committee or on such other future date as the Committee shall determine in its sole discretion. Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement that shall specify the number of shares of Common Stock to which the Restricted Stock and the Restricted Stock Units pertain, the Restriction Period and such terms and conditions not inconsistent with the Plan as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters. No shares of Common Stock will be issued at the time an Award of Restricted Stock Units is made and the Company shall not be required to set aside a fund for the payment of any such Award.

     7.2 Vesting. Restricted Stock and Restricted Stock Units granted to a Participant under the Plan shall be subject to a Restriction Period, which shall lapse upon the performance of a minimum period of service, or the occurrence of any event or events, including a Change in Control, as the Committee shall determine, either at or after the grant date; provided that, except as otherwise provided in this Plan, the Restriction Period on any Restricted Stock or Restricted Stock Units shall not lapse prior to a Participant’s completion of one year of service to the Company or any Subsidiary following the grant date.

     7.3 Additional Provisions Relating to Restricted Stock.

     a. Restrictions on Transferability. Except as provided in Section 11.1 or in an Award Agreement, no Restricted Stock may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the lapse of the Restriction Period. Thereafter, Restricted Stock may only be sold, transferred, pledged, assigned or otherwise alienated or hypothecated in compliance with all applicable securities laws, the Award Agreement and any other agreement to which the Restricted Stock is subject. The Committee shall require that any stock certificates evidencing any Restricted Stock be held in the custody of the Secretary of the Company until the applicable Restriction Period lapses, and that, as a condition of any grant of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the shares covered by such Award. Any attempt by a Participant, directly or indirectly, to offer, transfer, sell, pledge, hypothecate or otherwise dispose of any Restricted Stock or any interest therein or any rights relating thereto without complying with the provisions of the Plan, including this Section 7.3, shall be void and of no effect.

     b. Legend. Each certificate evidencing shares of Common Stock subject to an Award of Restricted Stock shall be registered in the name of the Participant holding such Restricted Stock and shall bear the legend (or similar legend) as specified in Section 6.3(b).

     c. Rights as a Stockholder. Unless otherwise determined by the Committee at or after the grant date, a Participant holding outstanding Restricted Stock shall be entitled to (i) receive all dividends and distributions paid in respect of shares of Common Stock underlying such Award; provided that, if any such dividends or distributions are paid in shares of Common Stock or other securities, such shares and other securities shall be subject to the same Restriction Period and other restrictions as apply to the Restricted Stock with respect to which they were paid, and (ii) exercise full voting rights and other rights as a stockholder with respect to the shares of Common Stock underlying such Award during the period in which such shares remain subject to the Restriction Period.

     7.4 Additional Provisions Relating to Restricted Stock Units.

     a. Restrictions on Transferability. Unless and until the Company issues a Participant shares of Common Stock in respect of his or her Award of Restricted Stock Units, no Restricted Stock Units may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated. Upon issuance of such shares and if such shares of Common Stock remain subject to the Restriction Period, such shares shall be subject to the provisions of Section 7.3 until the lapse of the Restriction Period. Any attempt by a Participant, directly or indirectly, to offer, transfer, sell, pledge, hypothecate or otherwise dispose of any Restricted Stock Units or any interest therein or any rights relating thereto without complying with the provisions of the Plan, including this Section 7.4, shall be void and of no effect.

     b. Rights as a Stockholder. The Committee shall determine whether and to what extent Dividend Equivalents will be credited to the account of, or paid currently to, a Participant receiving an Award of Restricted Stock Units. Unless otherwise determined by the Committee at or after the grant date, (i) any cash Dividend Equivalents credited to the Participant’s account shall be deemed to have been invested in additional Restricted Stock Units on the record date established for the related dividend or distribution in an amount equal to the greatest whole number which may be obtained by dividing (A) the value of such dividend or distribution on the record date by (B) the Fair Market Value of one share of Common Stock on such date, and such additional Restricted Stock Units shall be subject to the same terms and conditions as are applicable in respect of the Restricted Stock Units with respect to which such Dividend Equivalents were payable, and (ii) if any such dividends or distributions are paid in shares of Common Stock or other securities, such shares and other securities shall be subject to the same Restriction Period and other restrictions as apply to the Restricted Stock Units with respect to which they were paid. Unless and until the Company issues a certificate or certificates to a Participant for shares of Common Stock in respect of his or her Award of Restricted Stock Units, or otherwise determined by the Committee at or after the grant date, a Participant holding outstanding Restricted Stock Units shall not be entitled to exercise any voting rights and any other rights as a stockholder with respect to the shares of Common Stock underlying such Award.

     c. Settlement of Restricted Stock Units. Unless the Committee determines otherwise at or after the grant date, as soon as reasonably practicable after, but no later than sixty (60) days following, the lapse of the Restriction Period with respect to any Restricted Stock Units, the Company shall issue the shares of Common Stock underlying such Restricted Stock Unit (plus additional shares of Common Stock for each Restricted Stock Unit credited in respect of Dividend Equivalents) or, if the Committee so determines in its sole discretion, an amount in cash equal to the Fair Market Value of such shares of Common Stock.

     7.5 Termination of Employment. Unless otherwise determined by the Committee at or after the grant date, (i) if a Participant’s employment is terminated due to his or her death or Disability during the Restriction Period, a pro rata portion of the shares of Common Stock underlying any Awards of Restricted Stock and Restricted Stock Units then held by such Participant shall no longer be subject to the Restriction Period, based on the number of months the Participant was employed during the applicable period, and all Restricted Stock and Restricted Stock Units for which the Restriction Period has not then lapsed shall be forfeited and canceled as of the date of such termination, and (ii) if a Participant’s employment is terminated for any other reason during the Restriction Period, any Restricted Stock and Restricted Stock Units held by such Participant for which the Restriction Period has not then expired shall be forfeited and canceled as of the date of such termination.

ARTICLE 8
CHANGE IN CONTROL

     8.1 In General. Unless the Committee otherwise determines in the manner set forth in Section 8.4, upon the occurrence of a Change in Control, (i) all Options and Stock Appreciation Rights and Automatic Non-Employee Director Options shall become exercisable, (ii) the Restriction Period on all Restricted Stock and Restricted Stock Units shall lapse immediately prior to such Change of Control, (iii) shares of Common Stock underlying Awards of Restricted Stock Units shall be issued to each Participant then holding such Award immediately prior to such Change in Control or, at the discretion of the Committee (as constituted immediately prior to the Change in Control), (iv) each such Option, Stock Appreciation Right, Automatic Non-Employee Director Option and/or Restricted Stock Unit shall be canceled in exchange for an amount equal to the product of (A)(I) in the case of Options and Stock Appreciation Rights and Automatic Non-Employee Director Options, the excess, if any, of the product of the Change in Control Price over the exercise price for such Award, and (II) in the case of other such Awards, the Change in Control Price, multiplied by (B) the aggregate number of shares of Common Stock covered by such Award.

     8.2 Performance Stock and Performance Units. In the event of a Change in Control, (A) any Performance Period in progress at the time of the Change in Control for which Performance Stock or Performance Units are outstanding shall end effective upon the occurrence of such Change in Control and (B) all Participants granted such Awards shall be deemed to have earned a pro rata award equal to the product of (I) such Participant’s target award opportunity with respect to such Award for the Performance Period in question and (II) the percentage of performance objectives achieved as of the date on which the Change in Control occurs or, at the discretion of the Committee (as constituted immediately prior to the Change in Control) (C) each such Performance Unit shall be canceled in exchange for an amount equal to the product of (I) the Change in Control Price, multiplied by (II) the aggregate number of shares of Common Stock covered by such Performance Unit. Any Performance Stock and Performance Units for which the applicable pro rated performance objectives have not been achieved shall be forfeited and canceled as of the date of such Change in Control.

     8.3 Timing of Payments. Payment of any amounts calculated in accordance with Sections 8.1 and 8.2 shall be made in cash or, if determined by the Committee (as constituted immediately prior to the Change in Control), in shares of the common stock of the New Employer having an aggregate fair market value equal to such amount and shall be payable in full, as soon as reasonably practicable, but in no event later than 30 days, following the Change in Control. For purposes hereof, the fair market value of one share of common stock of the New Employer shall be determined by the Committee (as constituted immediately prior to the consummation of the transaction constituting the Change in Control), in good faith.

     8.4 Alternative Awards. Notwithstanding Section 8.1, no cancellation, termination, acceleration of exercisability or vesting, lapse of any Restriction Period or settlement or other payment based on a Change in Control shall occur with respect to any outstanding Award (other than an award of Performance Stock or Performance Units), if the Committee (as constituted immediately prior to the consummation of the transaction constituting the Change in Control) reasonably determines, in good faith, prior to the Change in Control that such outstanding Awards shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted Award being hereinafter referred to as an “Alternative Award”) by the New Employer, provided that any Alternative Award must:

     a. be based on shares of common stock that are traded on an established U.S. securities market;

     b. provide the Participant (or each Participant in a class of Participants) with rights and entitlements substantially equivalent to the rights, terms and conditions applicable under such Award, including, but not limited to, a substantially equivalent exercise or vesting schedule and substantially equivalent timing and methods of payment;

     c. have substantially equivalent economic value to such Award (determined at the time of the Change in Control);

     d. have terms and conditions which provide that in the event that the Participant suffers an involuntary termination within two years following the Change in Control any conditions on the Participant’s rights under, or any restrictions on transfer or exercisability applicable to, each such Alternative Award held by such Participant shall be waived or shall lapse, as the case may be; and

     e. be granted in compliance with Section 1.409A(b)(5)(v)(D) of the Regulations so as not to be treated as providing for the deferral of compensation.

     8.5 Termination of Employment Prior to Change in Control. In the event that any Change in Control occurs, any Participant whose employment is terminated due to death or Disability, on or after the date, if any, on which the stockholders of the Company approve such Change in Control transaction, but prior to the consummation thereof, shall be treated, solely for purposes of this Plan (including, without limitation, this Article 8), as continuing in the Company’s employment until the occurrence of such Change in Control, and to have been terminated immediately thereafter.

ARTICLE 9
STOCKHOLDER RIGHTS

     Notwithstanding anything to the contrary in the Plan, no Participant or Permitted Transferee shall have any voting or other rights as a stockholder of the Company with respect to any Common Stock covered by any Award until the issuance of Common Stock to the Participant or Permitted Transferee. Except as otherwise provided in this Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates.

ARTICLE 10
EFFECTIVE DATE, AMENDMENT, MODIFICATION,
AND TERMINATION OF PLAN

     The Plan shall be effective upon its adoption by the Board and approval by the stockholders of the Company within twelve (12) months of the adoption by the Board, and shall continue in effect, unless sooner terminated pursuant to this Article 10, until the tenth anniversary of the date on which it is adopted by the Board (except as to Awards outstanding on that date). The Board may at any time, subject to Code Section 409A and other applicable laws, terminate or suspend the Plan, and from time to time may amend or modify the Plan; provided that without the approval by a majority of the votes cast at a meeting of stockholders at which a quorum representing a majority of the shares of the Company entitled to vote generally in the election of Directors is present in person or by proxy, no amendment or modification to the Plan may (i) materially increase the benefits accruing to Participants under the Plan, (ii) except as otherwise expressly provided in Section 4.4, increase the number of shares of Common Stock subject to the Plan or the individual Award limitations specified in Section 4.3, (iii) modify the requirements for participation in the Plan or (iv) extend the term of the Plan. No amendment, modification, or termination of the Plan shall in any manner adversely affect any Award previously granted under the Plan, without the consent of the Participant.

ARTICLE 11
MISCELLANEOUS PROVISIONS

     11.1 Nontransferability of Awards. No Award shall be assignable or transferable except by beneficiary designation, will or the laws of descent and distribution; provided that the Committee may permit (on such terms and conditions as it shall establish) in its sole discretion a Participant to transfer an Award (other than an ISO) for no consideration to the Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests (individually, a “Permitted Transferee”). Except to the extent required by law, no Award shall be subject to any lien, obligation or liability of the Participant. All rights with respect to Awards granted to a Participant under the Plan shall be exercisable during the Participant’s lifetime only by such Participant or, if applicable, his or her Permitted Transferee(s). The rights of a Permitted Transferee shall be limited to the rights conveyed to such Permitted Transferee, who shall be subject to and bound by the terms of the Plan and the agreement or agreements between the Participant and the Company.

     11.2 Beneficiary Designation. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of his or her death. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime. The spouse of a married Participant, domiciled in a community property jurisdiction, shall join in any designation of a beneficiary other than such spouse. In the absence of any beneficiary designation, or if all designated beneficiaries of a Participant predecease the Participant, benefits remaining unpaid at the Participant’s death shall be paid to or exercised by the Participant’s surviving spouse, if any, or otherwise to or by his or her estate.

     11.3 No Guarantee of Employment or Participation. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment at any time, nor to confer upon any Participant any right to continue in the employ of the Company or any Subsidiary. Except as otherwise provided in Section 5.6, no Employee shall have a right to be selected as a Participant, or, having been so selected, to receive any future Awards.

     11.4 Tax Withholding. The Company shall have the right and power to deduct from all amounts paid to a Participant in cash or shares (whether under this Plan or otherwise) or to require a Participant to remit to the Company promptly upon notification of the amount due, an amount (which may include shares of Common Stock) to satisfy the minimum federal, state or local or foreign taxes or other obligations required by law to be withheld with respect thereto with respect to any Award under this Plan. In the case of any Award satisfied in the form of shares of Common Stock, no shares of Common Stock shall be issued unless and until arrangements satisfactory to the Committee shall have been made to satisfy the statutory minimum withholding tax obligations applicable with respect to such Award. The Company may defer payments of cash or issuance or delivery of Common Stock until such requirements are satisfied. Without limiting the generality of the foregoing, the Company shall have the right to retain, or the Committee may, subject to such terms and conditions as it may establish from time to time, permit Participants to elect to tender, shares of Common Stock (including shares of Common Stock issuable in respect of an Award) to satisfy, in whole or in part, the amount required to be withheld (provided that such amount shall not be in excess of the minimum amount required to satisfy the statutory withholding tax obligations).

     11.5 Compliance with Legal and Exchange Requirements. The Plan, the granting, vesting and exercising of Awards thereunder, and any obligations of the Company under the Plan, shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required, and to any rules or regulations of any exchange on which the Common Stock is listed. The Company, in its discretion, may postpone the granting, vesting, exercising and settlement of Awards, the issuance or delivery of shares of Common Stock under any Award or any other action permitted under the Plan to permit the Company, with reasonable diligence, to complete such stock exchange listing or registration or qualification of such shares or other required action under any federal or state law, rule, or regulation and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of shares of Common Stock in compliance with applicable laws, rules, and regulations. The Company shall not be obligated by virtue of any provision of the Plan to recognize the vesting, exercise or settlement of any Award or to otherwise sell or issue shares of Common Stock in violation of any such laws, rules or regulations, and any postponement of the vesting, exercise or settlement of any Award under this provision shall not extend the term of such Award. Neither the Company nor its directors or officers shall have any obligation or liability to a Participant with respect to any Award (or shares of Common Stock issuable thereunder) that shall lapse because of such postponement.

     11.6 Indemnification. Each person who is or shall have been a member of the Committee, a delegate of the Committee or a member of the Board shall be indemnified and held harmless, to the full extent permitted by law, by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be made a party or in which he may be involved by reason of any action taken or failure to act under the Plan (provided that such action or failure to act was in good faith) and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or By-laws, by contract, as a matter of law or otherwise.

     11.7 No Limitation on Compensation. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees, in cash or property, in a manner which is not expressly authorized under the Plan.

     11.8 409A Compliance. The Plan is intended to be administered in a manner consistent with the requirements, where applicable, of Section 409A of the Code. Where reasonably possible and practicable, the Plan shall be administered in a manner to avoid the imposition on Participants of immediate tax recognition and additional taxes pursuant to such Section 409A. Notwithstanding the foregoing, neither the Company nor the Committee shall have any liability to any person in the event such Section 409A applies to any such Award in a manner that results in adverse tax consequences for a Participant or any of his or her beneficiaries or transferees.

     11.9 Governing Law. Except where preempted by federal law, the Plan and any Award Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without reference to principles of conflict of laws which would require application of the law of another jurisdiction.

     11.10 Severability; Blue Pencil. In the event that any one or more of the provisions of this Plan shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby. If, in the opinion of any court of competent jurisdiction such covenants are not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of these covenants as to the court shall appear not reasonable and to enforce the remainder of these covenants as so amended.

     11.11 No Impact on Benefits. Except as may otherwise be specifically stated under any employee benefit plan, policy or program, no amount payable in respect of any Award shall be treated as compensation for purposes of calculating a Participant’s right under any such plan, policy or program.

     11.12 No Constraint on Corporate Action. Nothing in this Plan shall be construed (i) to limit, impair or otherwise affect the Company’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell or transfer all or any part of its business or assets or (ii) to limit the right or power of the Company or any Subsidiary to take any action which such entity deems to be necessary or appropriate.

     11.13 Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.

     IN WITNESS WHEREOF, the Company has executed this Plan on the ____ day of May, 2009.

CABELA’S INCORPORATED

By:
President and Chief Executive Officer

CABELA’S INCORPORATED

ANNUAL MEETING OF SHAREHOLDERS

Tuesday, May 12, 2009
10:00 a.m. Mountain Time

Cabela’s Incorporated
Corporate Headquarters
One Cabela Drive
Sidney, Nebraska 69160

Cabela’s Incorporated One Cabela Drive Sidney, Nebraska 69160	proxy

This proxy is solicited by the Board of Directors of Cabela’s Incorporated (the “Company”) for use only at the Annual Meeting of Shareholders to be held on May 12, 2009, and at any adjournment thereof.

By signing this proxy, you revoke all prior proxies and appoint Ralph W. Castner and Brent LaSure, and each of them acting in the absence of the other, as proxies, with full power of substitution, to vote your shares of the Company’s common stock on the matters shown on the reverse side and any other matters that may come before the Annual Meeting of Shareholders to be held at the Company’s Corporate Headquarters, One Cabela Drive, Sidney, Nebraska 69160, on Tuesday, May 12, 2009, at 10:00 a.m. Mountain Time, and any adjournment thereof, in accordance with the instructions on the reverse hereof.

If you participate in the Company’s 401(k) Savings Plan (“401(k) Plan”) and had contributions invested in the Company’s common stock on March 16, 2009, this proxy will serve as voting instructions for the trustee of the 401(k) Plan. If no instructions are given, or if this proxy is not received by our transfer agent by May 7, 2009, your shares held in the 401(k) Plan will not be voted and will not be counted as present at the meeting.

See reverse for voting instructions.

ADDRESS BLOCK

COMPANY #

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week
Your phone or Internet vote authorizes the named
proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET – www.eproxy.com/cab

Use the Internet to vote your proxy until 12:00 p.m. (CDT) on May 11, 2009. Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

PHONE – 1-800-560-1965

Use a touch-tone telephone to vote your proxy until 12:00 p.m. (CDT) on May 11, 2009. Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple voice instructions to vote your proxy.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,
SIMPLY SIGN, DATE AND RETURN THIS PROXY CARD.

ò Please detach here ò

The Board of Directors Recommends a Vote FOR Proposals 1, 2 and 3.

1. Election of directors:	01	Theodore M. Armstrong	06	Dennis Highby	☐	Vote FOR	☐	Vote WITHHELD
	02	Richard N. Cabela	07	Reuben Mark		all nominees		from all nominees
	03	James W. Cabela	08	Michael R. McCarthy		(except as marked)
	04	John H. Edmondson	09	Thomas L. Millner
	05	John Gottschalk
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Approval of amendments to the Company’s 2004 Stock Plan to, among other things, increase the number of shares authorized for issuance thereunder:	☐	For	☐	Against	☐	Abstain

3.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2009:	☐	For	☐	Against	☐	Abstain

4.	In their discretion, upon such other matters as may properly come before the meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.
Address Change? Mark Box ☐ Indicate changes below:	Date

Signature(s) in Box

Please sign exactly as your name(s) appears on the Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

COMPANY #

CABELA’S INCORPORATED

ANNUAL MEETING OF SHAREHOLDERS
Tuesday, May 12, 2009
10:00 a.m. Mountain Time

Cabela’s Incorporated
Corporate Headquarters
One Cabela Drive
Sidney, Nebraska 69160

Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to be Held on Tuesday, May 12, 2009.

Notice is hereby given that the Annual Meeting of Shareholders of Cabela’s Incorporated (the “Company”) will be held at the Company’s Corporate Headquarters, One Cabela Drive, Sidney, Nebraska 69160 on Tuesday, May 12, 2009 at 10:00 a.m. Mountain Time.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The Proxy Statement and Annual Report are available at www.ematerials.com/cab

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side of this notice on or before April 30, 2009 to facilitate timely delivery.

Matters intended to be acted upon at the meeting are listed below.

The Board of Directors Recommends a Vote FOR Proposals 1, 2 and 3:

1.	Election of Directors
01 Theodore M. Armstrong 02 Richard N. Cabela 03 James W. Cabela 04 John H. Edmondson 05 John Gottschalk 06 Dennis Highby 07 Reuben Mark 08 Michael R. McCarthy 09 Thomas L. Millner
2.	Approval of amendments to the Company’s 2004 Stock Plan to, among other things, increase the number of shares authorized for issuance thereunder.
3.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2009.
4.	Such other business as may properly come before the meeting or any adjournment thereof.

You may immediately vote your proxy on the Internet at: www.eproxy.com/cab

  Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CDT) on May 11, 2009.

  Please have this Notice and the last four digits of your Social Security Number or Tax Identification Number available. Follow the instructions to vote your proxy.

Your Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

To request paper copies of the proxy materials, which include the proxy card, proxy statement and annual report, please contact us via:

Internet – Access the Internet and go to www.ematerials.com/cab. Follow the instructions to log in and order copies.
Telephone – Call us free of charge at 866-697-9377 in the U.S. or Canada, using a touch-tone phone, and follow the instructions to log in and order copies.
Email – Send us an email at ep@ematerials.com with “CAB Materials Request” in the subject line. The email must include:

  The 3-digit company # and the 11-digit control # located in the box in the upper right hand corner on the front of this notice.
  Your preference to receive printed materials via mail -or- to receive an email with links to the electronic materials.
  If you choose email delivery you must include the email address.
  If you would like this election to apply to delivery of materials for all future meetings, write the word “Permanent” and include the last 4 digits of your Social Security Number or Tax Identification Number in the email.